Exhibit 10.4

[Conformed through the First Supplemental Indenture dated as of October 1, 2019]

TPG HOLDINGS I FINANCECO, L.P.,

TPG HOLDINGS II FINANCECO, L.P.

and

TPG HOLDINGS III FINANCECO, L.P.,

ISSUERS

AND

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

INDENTURE

Dated as of May 9, 2018 and Amended as of October 1, 2019

5.33% Series A Senior Notes Due 2038

4.75% Series B Senior Notes Due 2038

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(continued)

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(continued)

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(continued)

Schedule A	Notice Information
Schedule B	Permitted Transferee List
Schedule C	Confidentiality Provisions

Exhibit A-1	Form of 5.33% Series A Senior Note Due 2038
Exhibit A-2	Form of 4.75% Series B Senior Notes Due 2038
Exhibit B-1	Form of Intraperiod Reports
Exhibit B-2	Form of Interest Payment Date Reports
Exhibit C	Form of Account Agreement

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INDENTURE, dated as of May 9, 2018 and amended as of October 1, 2019, between:

TPG HOLDINGS I FINANCECO, L.P., a limited partnership organized under the laws of the state of Delaware, TPG HOLDINGS II FINANCECO, L.P., a limited partnership organized under the laws of the state of Delaware and TPG HOLDINGS III FINANCECO, L.P., a limited partnership organized under the laws of the state of Delaware, each as issuer (each an “Issuer” and collectively, the “Issuers”); and

U.S. BANK NATIONAL ASSOCIATION, a national banking association, organized and existing under the laws of United States of America, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

Each Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by each Issuer herein are for the benefit and security of the Secured Parties. Each Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of each Issuer in accordance with the terms of this Indenture have been done.

GRANTING CLAUSE

I. Subject to the priorities and the exclusions, if any, specified below in this Granting Clause, each Issuer hereby Grants to the Trustee, for the benefit and security of each Secured Party (to the extent of its interest hereunder, including under the Priority of Payments), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, in each case as defined in the UCC, accounts, chattel paper, deposit accounts, documents, financial assets, general intangibles, goods, instruments, investment property and other property of any type or nature in which such Issuer has an interest, including all proceeds (as defined in the UCC) with respect to the foregoing (subject to the exclusions noted below, the “Collateral”).

Such Grants and the Collateral include, each Issuer’s interest in and rights under:

(a)

the Participations listed on the Schedules of Participations and as such Schedules of Participations may be modified, amended and revised subsequent to the Closing Date by the Issuers, all payments and Collections made or to be made thereon or with respect thereto, and all Participations that are delivered or credited to the Trustee or which are credited to one or more of the Accounts on or after the Closing Date, and all other property sold or contributed pursuant to the Sale and Contribution Agreements, the First Tier Master Participation Agreements and the Master Participation Agreements, and all payments and Collections made or to be made thereon or with respect thereto;

(b)

the Accounts and all other deposit accounts and securities accounts of each Issuer, including all Eligible Investments purchased with funds on deposit therein or credited thereto, and all funds or Financial Assets now or hereafter deposited therein and all income from the investment of funds therein or credited thereto, including any part thereof which consists of general intangibles relating thereto;

(c)

the Servicing Agreement, the Account Agreements, the Note Purchase Agreement, the Master Participation Agreements, the First Tier Master Participation Agreements, the Sale and Contribution Agreements, the Limited Indemnity Letters, the Master Transfer Agreements, the Support Letters, each other Transaction Document and each Issuer’s rights under each of them;

(d)	all money delivered to the Trustee (or its bailee);

(e)	any other property otherwise delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Participations or Eligible Investments);

(f)	all Financial and Other Information; and

(g)	all Proceeds with respect to the foregoing.

Such Grants are made in trust to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference of time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, in accordance with the priorities set forth in the Priority of Payments, (A) the payment of all amounts due on the Notes in accordance with their terms, (B) the payment of all other sums and amounts payable under any Transaction Document to any Secured Party whether for principal, interest, fees, costs, premium, make-whole, expenses or otherwise (including all amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) thereof or any analogous provisions of any other Bankruptcy Law or other similar laws) and (C) compliance with the provisions of this Indenture, all as provided in this Indenture (collectively, the “Secured Obligations”).

Except to the extent otherwise provided herein, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Secured Parties. Upon the occurrence of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Parties, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

II. The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof such that the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions.

Except as otherwise specified herein or as the context may otherwise require, (a) terms defined in the UCC have the same respective meanings herein; (b) the following terms have the respective meanings set forth below for all purposes of this Indenture; and (c) the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination or calculation of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of determination or calculation is expressly specified in the particular provision.

“Account Agreements”: (i) With respect to the Collection Accounts, the Blocked Account Control Agreement and (ii) with respect to the U.S. Bank Accounts, an agreement in substantially the form of Exhibit C hereto.

“Accounts”: The Collection Accounts and the U.S. Bank Accounts.

“Act”: The meanings specified in Section 12.2(a).

“Additional Interest”: The meaning specified in Section 2.2.

“Additional Issuance”: The meaning specified in Section 2.9(a).

“Additional Notes”: Notes, other than the Initial Notes, issued under a supplemental indenture to this Indenture in accordance with the terms of this Indenture, including, for the avoidance of doubt, the Series B Notes.

“Additional Notes Interest Reserve Amount”: An amount equal to twelve months of interest payments on Additional Notes.

“Additional Participations”: The Participations sold and contributed to each Issuer from each Funding Company after the Closing Date pursuant to the applicable Sale and Contribution Agreement and the applicable Master Participation Agreement.

“Administrative Expense Cap”: (a) With respect to Administrative Expenses paid to any Person other than the Trustee, $700,000 and (b) with respect to Administrative Expenses paid to the Trustee only, $300,000 prior to the occurrence of an Event of Default (in each case of (a) and (b), for the year ending on the first anniversary of the Closing Date and each year ending on each subsequent anniversary thereof). After the occurrence of an Event of Default that is continuing, the Administrative Expense Cap in clause (b) above shall not apply. If the Administrative Expense Cap is reached during any annual period, all further amounts payable under the Priority of Payments that are subject to the Administrative Expense Cap and that are incurred by the applicable party within such annual period will be payable to such party pursuant to clause (a)(6)(A) of the Priority of Payments and, if not paid, will become payable pursuant to clause (a)(2) of the Priority of Payments (as applicable) during the following annual period (subject to the Administrative Expense Cap for such following period).

“Administrative Expenses”: Amounts due or accrued (including indemnities) with respect to any Payment Date and payable in the following order to:

(i) pari passu, indemnities and expenses payable to the Noteholders by the Issuers under the Note Purchase Agreement or this Indenture, to the Trustee (including all amounts in respect of compensation and reimbursement pursuant to Section 6.7), to the Intermediary and to the Bank in each of its capacities;

(ii) fees, indemnities and expenses payable to the Independent Managers pursuant to the Constitutive Documents of each Issuer General Partner in respect of services provided to them thereunder;

(iii) fees and expenses payable to the Rating Agency in connection with any rating of the Notes;

(iv) expenses and indemnities (other than the Servicing Fees) payable to the Servicer under the Servicing Agreement, including legal fees and expenses of counsel to the Servicer;

(v) the agents and counsel of the Issuers for fees, including retainers, and expenses; and

(vi) without duplication, any Person in respect of any other reasonable fees or expenses of the Issuer (including in respect of any indemnity obligations, if applicable) approved by the Issuers (which may delegate such approval authority to the Servicer) and not prohibited under this Indenture, and any reports and documents delivered pursuant to or in connection with this Indenture and the Notes.

“Advance Payment”: The meaning set forth in the applicable Sale and Contribution Agreement.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in subclause (i) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to each Issuer, this definition shall exclude the Independent Managers, their Affiliates and any other special purpose vehicle to which the Independent Managers are or will be providing administrative services, as a result solely of the Independent Managers acting in such capacity or capacities.

“Aggregate Outstanding Amount”: When used with respect to any or all of the Notes, the aggregate unpaid principal of such Notes Outstanding on the date of determination.

“Asset Coverage Test”: As of any date of determination, a test that is satisfied if the Debt to Asset Ratio on such date is less than or equal to 90%. The Asset Coverage Test in relation to a Determination Date shall be determined as of the immediately preceding Collection Period End Date.

“Authorized Officer”: With respect to each Issuer any Officer or any other Person who is authorized to act for such Issuer in matters relating to, and binding upon, such Issuer. With respect to the Servicer, any officer, employee or agent of the Servicer who is authorized to act for the Servicer in matters relating to, and binding upon, the Servicer with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Bank”: U.S. Bank National Association, in its individual capacity and not as Trustee, and any successor thereto.

“Bankruptcy Code”: The United States Bankruptcy Code, as set forth in Title 11 of the United States Code, as amended.

“Bankruptcy Law”: The Bankruptcy Code and each other similar law applicable to any Issuer, the Collateral or the Transactions.

“Blocked Account Control Agreement”: The blocked account control agreement dated as of May 9, 2018, by and among the Issuers, the Trustee and the Depositary.

“Board of Managers”: The managers of an Issuer General Partner duly designated under the limited liability company agreement of such Issuer General Partner.

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, Chicago, Illinois, St. Paul, Minnesota or in the city in which the Corporate Trust Office of the Trustee is located.

“Called Principal”: The meaning set forth in Section 9.4.

“Canadian Person”: A Person resident, organized or incorporated in Canada.

“Certificate of Authentication”: The Trustee’s certificate of authentication on any Note.

“Certificated Security”: The meaning specified in Article 8 of the UCC.

“Change of Control”: Any of (i) the failure of any Funding Company to directly own and control 100% of the limited partnership interests of the corresponding Issuer it owns and controls on the Closing Date, (ii) the failure of any Funding Company to directly own and control 100% of the limited liability company interests of the corresponding Issuer General Partner it owns and controls on the Closing Date or (iii) the failure of (A) TPG Holdings I, L.P. to directly or indirectly control TPG Holdings I FundingCo, L.P., (B) TPG Holdings II, L.P. to directly or indirectly control TPG Holdings II FundingCo, L.P. or (C) TPG Holdings III, L.P. to directly or indirectly control TPG Holdings III FundingCo, L.P.

“Closing Date”: May 9, 2018.

“Closing Date Certificate”: A certificate of the Issuer delivered on the Closing Date pursuant to Section 3.2.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral”: The meaning specified in the Granting Clause.

“Collection Accounts”: The trust accounts defined in and established pursuant to Section 10.2(a).

“Collection Period”: (i) With respect to any Interest Payment Date, the period commencing on the second immediately preceding Collection Period End Date (or in the case of the Collection Period relating to the first Interest Payment Date, commencing on the Closing Date) and ending on (but excluding) the immediately preceding Collection Period End Date and (ii) with respect to the Stated Maturity, the period commencing on the immediately preceding Collection Period End Date and ending on (and including) the Business Day immediately preceding the Stated Maturity.

“Collection Period End Date”: Each May 30 and November 30 occurring after the Closing Date and prior to the Stated Maturity, commencing November 30, 2018.

“Collections”: With respect to any Collection Period, all cash distributions, returns, income, payments, proceeds or other amounts received during such period on the Collateral.

“Competitor”: Any Person that provides investment advice (or acts as general partner) to Private Equity Funds; provided, that a Person that is engaged in the business of providing investment advice to an insurance company general or separate account that among other investments makes limited partnership or other passive investments in Private Equity Funds that are managed by third parties who are not Affiliates shall not be considered to be a Competitor solely by reason of such activity.

“Confidential Information”: The meaning set forth in Section 12.12.

“Constitutive Documents”: (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles or certificate of formation or organization, as amended, and its operating agreement or limited liability company agreement, as amended. In the event any term or condition of this Indenture or any other Transaction Document requires any Constitutive Document to be certified by a secretary of state or similar governmental official, the reference to any such Constitutive Document shall only be to a document of a type customarily certified by such governmental official.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee where it administers its trust activities, which office at the date hereof is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: GSF – TPG Holdings, telephone number (651) 466-5045, provided that for Note transfer and exchange purposes, the principal corporate trust office at the date hereof is located at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – TPG Holdings, or such other address as the Trustee may designate from time to time by notice to the Holders, the Servicer and the Issuers, or the principal corporate trust office of any successor Trustee.

“Current Purchase Amount”: On any date on which any Advance Payments are made or to be made, the amount of such Advance Payments that will result in the acquisition of Additional Participations by the Issuers on a current basis under the Sale and Contribution Agreements (and not merely a crediting as an Advance Payment against future purchases) within not more than five Business Days after the making of such Advance Payments, as certified to the Issuers and the Trustee by the Servicer on such date.

“Debt Service Coverage Ratio”: With respect to any Interest Payment Date, the ratio of (I)(a) the aggregate amount of Collections received for the two immediately preceding Collection Periods minus (b) (i) the aggregate amount of Senior Fees to be paid on such Interest Payment Date plus (ii) the aggregate amount of Senior Fees paid on the immediately preceding Interest Payment Date to (II)(a) the aggregate amount to be paid on such Interest Payment Date under Section 11.1(a)(4) plus (b) the aggregate amount paid under Section 11.1(a)(4) on the immediately preceding Interest Payment Date. For the avoidance of doubt, Senior Fees for purposes of the calculation of the Debt Service Coverage Ratio on any Interest Payment Date shall not include (i) the Servicing Fee for such Interest Payment Date if payment of such fee is waived by the Servicer for such date or (ii) the Servicing Fee for the immediately preceding Interest Payment Date if payment of such fee was waived by the Servicer for such date.

“Debt to Asset Ratio”: At any time, the ratio of (a) the Aggregate Outstanding Amount of the Notes at such time to (b) the sum of (I) the outstanding aggregate amount of Eligible Investments held in the Accounts at such time plus (II) the current fair value of the other Collateral (i.e. excluding Eligible Investments counted in (I)) at such time, as determined by the Servicer based on the most recent financial statements of the Issuers provided pursuant to Section 7.13(b) or (c), as applicable (subject to adjustment in good faith by the Servicer for subsequent investment and realization activity, including any new Collateral credited to the Issuers on such date and giving effect to any Advance Payments made on such date).

“Default”: Any event or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate”: An interest at a rate per annum equal to (a) 2.00% plus (b) the rate otherwise then applicable to the Notes.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(a)

in the case of each Certificated Security or Instrument, causing (i) the delivery of such Certificated Security or Instrument to the Intermediary registered in the name of the Intermediary or its affiliated nominee, (ii) the Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account and (iii) the Intermediary to maintain continuous possession of such Certificated Security or Instrument;

(b)

in the case of each Uncertificated Security, (i) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Intermediary and (ii) causing the Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(c)

in the case of any Financial Asset that is maintained in book-entry form on the records of a Federal Reserve Bank, causing (i) the continuous crediting of such Financial Asset to a securities account of the Intermediary at any Federal Reserve Bank and (ii) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(d)

in the case of cash, causing (i) the deposit of such cash with the Intermediary, (ii) the Intermediary to agree to treat such cash as a Financial Asset and (iii) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(e)

in the case of each Financial Asset not covered by the foregoing clauses (a) through (c), causing (i) the transfer of such Financial Asset to the Intermediary in accordance with applicable law and regulation and (ii) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(f)	in the case of each general intangible, notifying the obligor thereunder, if any, of the Grant to the Trustee (unless no applicable law requires such notice); and

(g)	in all cases, the filing of an appropriate Financing Statement in the appropriate filing office in accordance with the UCC as in effect in any relevant jurisdiction.

“Depositary”: With respect to the Collection Accounts, JPMorgan Chase Bank, N.A.

“Determination Date”: With respect to each Interest Payment Date, the fifth Business Day immediately preceding such Interest Payment Date.

“Discounted Value”: The meaning set forth in Section 9.4.

“Disqualified Purchaser”: (i) Any Competitor or (ii) any Affiliate of a Competitor or Person in whom a Competitor directly or indirectly owns more than 10% of the economic or beneficial interests (such a Person an “Investee” of such Competitor), except for any Affiliate or Investee of a Competitor that (1) is not itself a Competitor and (2) represents to, and covenants with, the Issuers and their Affiliates that it has created and will maintain an information barrier between itself and each Competitor, such that the Offering Memorandum, the Transaction Documents, the Notes and any non-public information with respect to the related transaction or the Issuers and their Affiliates (the “Issuer Information”), will not be shared with, and will not be made available to, any Competitor (such Affiliate or Investee of a Competitor a “Walled Off Non-Competitor”), it being agreed that, in the case of any natural person personnel or officer of a Walled Off Non-Competitor who in his or her capacity as a “dual hatted” Person performs certain duties or responsibilities for Affiliates of such Walled Off Non-Competitor that are unrelated to the Transaction Documents or the Issuer Information (a “Dual Hatted Person”), such information barrier will not be deemed breached by reason of such Dual Hatted Person having access to Issuer Information so long as such Dual Hatted Person does not share such Issuer Information with personnel of any Competitor who are not also Dual Hatted Persons or use Issuer Information for purposes not related to the Walled Off Non-Competitor’s investment in the Notes.

“Dollar”, “USD” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Eligible Investment”: (a) Cash and (b) any investment denominated in Dollars that, at the time it, or evidence of it, is delivered to the Trustee, is one or more of the following obligations or securities which may be investments for which the Trustee or an Affiliate of the Trustee provides services and receives compensation therefor: (i) (A) direct Registered obligations (1) of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by the United States and (B) Registered obligations (1) of any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such an agency or instrumentality, in each case if such agency or instrumentality has the Eligible Investment Required Ratings; (ii) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any United States federal or state depository institution or trust company that has the Eligible Investment Required Ratings, the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; (iii) commercial paper or other short-term obligations having at the time of such investment ratings that satisfy the Eligible Investment Required Ratings; and (iv) Registered money market funds having at all times a long-term credit rating of “AAAm” or “AAAm-G” by S&P and a long-term credit rating of “Aaa-mf” by Moody’s; provided, that Eligible Investments shall not include (a) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Servicer, (b) any security whose rating assigned by S&P includes the subscript “f,” “p,” “q,” “pi,” “r,” “t” or “sf,” (c) any security that is subject to an offer by the issuer or borrower thereof or by any other Person made to all of the holders thereof to (1) purchase or otherwise acquire such Eligible Investment or (2) to exchange such Eligible Investment for any other security, debt obligation, Cash or other property (other than, in any case, pursuant to any redemption in accordance with the terms of the underlying instrument or for the purpose of Registering the security or debt obligation), (d) any other security that is an asset the payments on which are subject to withholding tax if owned by the Issuer unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes, (e) any security that is secured by real property, (f) any security that is secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, (g) any security that is represented by a certificate of interest in a grantor trust or (h) any security that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action. For the avoidance of doubt, the Issuer shall only acquire Eligible Investments (other than cash) that are “cash equivalents” as defined in the Volcker Rule. subject, in each case, to such obligations or securities having a maturity date not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof.

“Eligible Investment Required Ratings” means (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s long-term ratings of the United States government and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) a long-term debt rating of at least “A+” by S&P or a long-term debt rating of at least “A” by S&P and a short-term debt rating of at least “A-1” by S&P or (c) a long-term debt rating of at least “A+” by Kroll or a long-term debt rating of at least “A” by Kroll and a short-term debt rating of at least “K1” by Kroll.

“Eligible Transferee”: The meaning set forth in Section 2.4.

“Entitlement Order”: The meaning specified in Article 8 of the UCC.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Event of Default”: The meaning specified in Section 5.1.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Financial and Other Information”: With respect to each Participation, the information provided under Section 7.13(a), the Intraperiod Reports and the Interest Payment Date Reports.

“Financial Asset”: The meaning specified in Article 8 of the UCC.

“Financing Statement”: The meaning specified in Article 9 of the Uniform Commercial Code in the applicable jurisdiction.

“First Tier Master Participation Agreements”: (i) The Master Participation Agreement, dated as of the Closing Date, between TPG Holdings I, L.P. and TPG Holdings I FundingCo, L.P. and (ii) the Master Participation Agreement, dated as of the Closing Date, between TPG Holdings III, L.P. and TPG Holdings III FundingCo, L.P.

“Full Cash Trap Condition”: A condition that shall be deemed to be met on (I) any Interest Payment Date on or prior to June 20, 2028, if the Debt Service Coverage Ratio for such Interest Payment Date is less than 1.75:1.00, provided that (A) such condition shall be deemed to not be met if, on or prior to the applicable Determination Date, the Issuers shall have received sufficient cash equity contributions from their respective Funding Companies such that, if such contributions were treated as additional Collections during the immediately preceding Collection Period, the Debt Service Coverage Ratio for such Interest Payment Date would have been equal to or greater than 1.75:1.00 and (B) the Full Cash Trap Condition shall be deemed not to be met on any Interest Payment Date (on or prior to June 20, 2028) on which the Debt Service Coverage Ratio for such Interest Payment Date is not less than 1.75:1.00 (including after giving effect to clause (I)(A)), notwithstanding that the Full Cash Trap Condition may have been met on any prior Interest Payment Date and (II) any Interest Payment Date after June 20, 2028.

“Funding Companies” or “Funding Company”: (a) Individually, each of TPG Holdings I FundingCo, L.P., TPG Holdings II FundingCo, L.P., and TPG Holdings III FundingCo, L.P. and (b) collectively, all of the foregoing.

“Funding Company General Partner” means (i) in relation to TPG Holdings I FundingCo, L.P., TPG Holdings I Fundingco GP, LLC, (ii) in relation to TPG Holdings II FundingCo, L.P., TPG Holdings II Fundingco GP, LLC and (iii) in relation to TPG Holdings III FundingCo, L.P , TPG Holdings III Fundingco GP, LLC.

“GAAP” means generally accepted accounting principles in the United States of America.

“Grant” or “Granted”: To grant, bargain, sell, alienate, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set off against. A Grant of property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and receipt for principal and interest payments in respect thereof, and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring legal or other proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Noteholder”: With respect to any Note, the Person in whose name such Note is registered in the Register, or for purposes of voting and determinations hereunder, if such Person is a nominee, then the beneficial owner thereof.

“Holding Company” or “Holding Companies”: (a) Individually, each of TPG Holdings I, L.P., TPG Holdings II, L.P., and TPG Holdings III, L.P. and (b), collectively, all of the foregoing.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) is not Affiliated with a firm that fails to satisfy the criteria set forth in clauses (i) and (ii) above. “Independent” when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

“Independent Manager”: A natural person who (A) for the five-year period prior to his or her appointment as “Independent Manager” has not been, and during the continuation of his or her service as such Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of any Issuer or any of its Affiliates (other than his or her service as an independent director or independent manager of Affiliates of any Issuer that is structured to be “bankruptcy remote” in a manner substantially similar to such Issuer); (ii) a customer or supplier of any Issuer or any of its Affiliates (other than a supplier of his or her service as an independent director or independent manager of any Issuer or such Affiliate); or (iii) any member of the immediate family of a person described in clause (i) or (ii) above; and (B) has (i) prior experience as an independent director or independent manager for a corporation, limited liability company or limited partnership whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, limited liability company, or limited partnership could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Initial Interest Reserve Amount”: The amount specified as such in the Closing Date Certificate.

“Initial Notes”: The Series A Senior Notes issued under this Indenture on the Closing Date.

“Initial Participations”: The Initial Participations sold and contributed to each Issuer from the respective Funding Company on the Closing Date pursuant to the applicable Sale and Contribution Agreement and the applicable Master Participation Agreement.

“Instrument”: The meaning specified in Article 9 of the UCC.

“Intermediary”: With respect to the Collection Accounts, JPMorgan Chase Bank, N.A. and with respect to the U.S. Bank Accounts, U.S. Bank National Association.

“Interest Payment Date”: The 20th day of June and December of each calendar year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in December 2018.

“Interest Payment Date Report”: The meaning set forth in Section 10.4(b).

“Interest Period”: With respect to any Notes, the period beginning on and including the Closing Date or the Series B Closing Date, as applicable, and ending on, but excluding, the first Interest

Payment Date, and each successive period beginning on and including an Interest Payment Date and ending on, but excluding, the next Interest Payment Date. For purposes of determining any Interest Period, the Interest Payment Date will be assumed to be the 20th day of the relevant month (irrespective of whether such day is a Business Day).

“Interest Rate”: With respect to any Notes, the annual rate at which interest accrues on such Notes, as specified in Section 2.2.

“Interest Reserve Account”: The trust account defined in and established pursuant to Section 10.3(c).

“Interest Reserve Amount”: At any time, an amount equal to the aggregate amount of interest (excluding Additional Interest) expected to accrue on the Notes during the 12-month period following such time.

“Interest Reserve Application Amount”: The meaning specified in Section 10.3(c).

“Intraperiod Distribution”: The meaning set forth in Section 11.2.

“Intraperiod Report”: The meaning set forth in Section 10.4(a).

“Investment Company Act”: The United States Investment Company Act of 1940, as amended.

“Issuer” or “Issuers”: (a) Individually, each of TPG Holdings I FinanceCo, L.P., TPG Holdings II FinanceCo, L.P. and TPG Holdings III FinanceCo, L.P. and (b) collectively, all of the foregoing.

“Issuer General Partner” means (i) in relation to TPG Holdings I FinanceCo, L.P., TPG Holdings I Financeco GP, LLC, (ii) in relation to TPG Holdings II FinanceCo, L.P., TPG Holdings II Financeco GP, LLC and (iii) in relation to TPG Holdings III FinanceCo, L.P , TPG Holdings III Financeco GP, LLC.

“Issuer Order” and “Issuer Request”: A written order or request dated and signed in the name of each Issuer by an Authorized Officer of each Issuer or by an Authorized Officer of the Servicer, as the context may require or permit.

“Kroll”: Kroll Bond Rating Agency or any successor to the ratings business thereof.

“Limited Indemnifier”: With respect to each Issuer, the related Funding Company.

“Limited Indemnity Letters”: The Limited Indemnity Letters, each dated on or around the Closing Date between a Limited Indemnifier and the related Issuer.

“Majority”: With respect to the Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes.

“Make-Whole Amount”: The meaning set forth in Section 9.4.

“Master Transfer Agreements”: Each of (i) the Transfer Agreements, dated as of May 9, 2018, among each transferor listed therein, a Funding Company, its respective Holding Company, each general partner listed therein and each advisor entity listed therein, (ii) the Transfer Agreement, dated as of May 9, 2018, among TPG Growth Advisors, Inc., TPG Holdings I, L.P. and TPG Holdings I FundingCo, L.P., (iii) the Transfer Agreement, dated as of May 9, 2018, among TPG STAR GenPar AIV, L.P., TPG STAR GenPar AIV Advisors, L.L.C., TPG Holdings II, L.P. and TPG Holdings II FundingCo, L.P., (iv) the Transfer Agreement, dated as of May 9, 2018, among TPG DASA Co-Invest, L.P., TPG Utrecht Co-Investment, LLC, TPG DASA Advisors, Inc., TPG NJ DASA GenPar C, L.P., TPG CDP DASA GenPar B, L.P., TPG Holdings III, L.P. and TPG Holdings III FundingCo, L.P and (v) any other transfer agreement entered into after the Closing Date with respect to Additional Participations.

“Master Participation Agreements”: Each of the Master Participation Agreements, dated as of the Closing Date, between an Issuer and its respective Funding Company.

“Material Action”: To: (i) file or consent to (or determine to acquiesce in) the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming an Issuer as debtor or other initiation of bankruptcy or insolvency proceedings by or against an Issuer, or otherwise seek, with respect to an Issuer, relief under any laws relating to the relief from debts or the protection of debtors generally; (ii) seek or consent to (or determine to acquiesce in) the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for an Issuer or all or any portion of its properties; (iii) make or consent to any assignment for the benefit of an Issuer’s creditors generally; (iv) admit in writing the inability of an Issuer to pay its debts generally as they become due; (v) petition for or consent to substantive consolidation of an Issuer with any other Person; (vi) amend or alter or otherwise modify or remove all or any part of the Special Purpose Vehicle Provisions of the Constitutive Documents of an Issuer or any Issuer General Partner; or (vii) amend, alter or otherwise modify or remove all or any part of the definition of “Independent Manager” or the definition of “Material Action” in the Constitutive Documents of an Issuer or any Issuer General Partner.

“Material Adverse Effect”: A material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) of any Issuer or the Servicer, (ii) the ability of any Obligor to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against any Obligor of a Transaction Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, the Trustee or any Noteholder under any Transaction Document.

“Maturity”: With respect to any Note, the date on which any unpaid principal or notional amount, as applicable, of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s”: Moody’s Investors Service, Inc. and any successor or successors thereto.

“Note Purchase Agreements”: Each of (i) the Note Purchase Agreement dated on or around the Closing Date between the Purchasers and the Issuers or (ii) the Note Purchase Agreement dated on or around the Series B Closing Date, as applicable.

“Notes”: The Initial Notes and any Additional Notes.

“Notes Payment Account”: The trust account defined in and established pursuant to Section 10.3(a).

“Obligors”: The Issuers, each Issuer General Partner, each Funding Company General Partner, the Funding Companies, the Servicer and the Limited Indemnifiers.

“Officer”: With respect to each Issuer, any director, manager or any other Person authorized thereby to take any and all actions necessary to consummate the transactions contemplated by the Transaction Documents; (b) with respect to any other entity that is a partnership, any general partner thereof or any Person authorized by such entity; (c) with respect to any other entity that is a limited liability company, any member thereof or any Person authorized by such entity; and (d) with respect to the Trustee and any bank or trust company acting as trustee of an express trust or as custodian or agent, any vice president or assistant vice president of such entity or any officer customarily performing functions similar to those performed by a vice president or assistant vice president of such entity.

“Officer’s Certificate”: With respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel”: A written opinion addressed to the Trustee, in form and substance reasonably satisfactory to the Trustee, of a nationally or internationally recognized law firm or an attorney admitted to practice (or law firm, one or more of the partners of which are admitted to practice) before the highest court of any State of the United States or the District of Columbia or other applicable jurisdiction, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuers or the Servicer and which attorney or firm shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and otherwise satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee or shall state that the Trustee shall be entitled to rely thereon.

“Optional Redemption”: The meaning set forth in Section 9.1.

“Outstanding”: With respect to the Notes, as of any date of determination, all of such Notes, theretofore authenticated and delivered under this Indenture except:

(a) Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation or registered in the Register on the date that the Trustee provides notice to Holders pursuant to Section 4.1 that this Indenture has been discharged;

(b) Notes or, in each case, portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee in trust for the Holders of such Notes; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such original Notes are held by a Protected Purchaser;

(d) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.5 of this Indenture; or

(e) in determining whether the Holders of the requisite Outstanding amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder Notes that a Trust Officer of the Trustee has actual knowledge or has received an Officer’s Certificate providing that such Notes are owned by an Issuer, the Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding.

“Paid in Full”: (i) With respect to a payment on the Notes, an amount equal to the Aggregate Outstanding Amount of the Notes, together with all accrued and unpaid interest (excluding Additional Interest) and the Make-Whole Amount (if any) and (ii) with respect to a deposit to the Principal Reserve Account pursuant to Section 11.1(a)(6), an amount equal to the amount that would be paid pursuant to clause (i) of this definition as if such deposit was deemed a payment on the Notes.

“Partial Cash Trap Condition”: A condition that shall be deemed to be met on any Interest Payment Date on or prior to June 20, 2028, if the Debt Service Coverage Ratio for such Interest Payment Date is less than 2.25:1.00, provided that (A) such condition shall be deemed to not be met if, on or prior to the applicable Determination Date, the Issuers shall have received sufficient cash equity contributions from their respective Funding Companies such that, if such contributions were treated as additional Collections during the immediately preceding Collection Period, the Debt Service Coverage Ratio for such Interest Payment Date would have been equal to or greater than 2.25:1.00 and (B) the Partial Cash Trap Condition shall be deemed not to be met on any Interest Payment Date (on or prior to June 20, 2028) on which the Debt Service Coverage Ratio for such Interest Payment Date is not less than 2.25:1.00 (including after giving effect to clause (A)), notwithstanding that the Partial Cash Trap Condition may have been met on any prior Interest Payment Date.

“Participation” or “Participations”: The Initial Participations and the Additional Participations.

“Payment Date”: Any Interest Payment Date, any Redemption Date or the Stated Maturity.

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Tax Distributions”: On any Interest Payment Date on which a Partial Cash Trap Condition or Full Cash Trap Condition exists, the Asset Coverage Test is not met or a Rapid Amortization Event has occurred and is continuing, distributions to the Funding Companies in an amount necessary to allow for the payment of any federal, state or local taxes by the direct and indirect owners of the Issuers or their Affiliates in respect of income allocable to them for the relevant Collection Period that is attributable to the Collateral.

“Permitted Transferee List”: The list of insurance company private placement market participants specified in Schedule B attached hereto.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), bank, unincorporated association or government or any agency or political subdivision thereof or any other entity of a similar nature.

“Pledged Obligations”: On any date of determination, the Participations and the Eligible Investments owned by the Issuers.

“Principal Balance”: As of any date of determination, with respect to any Eligible Investment or cash, the Balance of such Eligible Investment or cash.

“Principal Reserve Account”: The trust account defined in and established pursuant to Section 10.3(b).

“Principal Reserve Application Amount”: The meaning specified in Section 10.3(b).

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Private Equity Funds”: Includes private equity, private credit, private real estate and similar alternative investment funds or vehicles, but does not include private mortgage investment funds or vehicles.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Protected Purchaser”: The meaning specified in Article 8 of the UCC.

“Purchasers”: With respect to the Initial Notes, the Persons identified on the “Purchaser Schedule” to the Note Purchase Agreement and, with respect to any Additional Notes, the Persons identified on the “Purchaser Schedule” to the note purchase agreement relating to such Additional Notes.

“Qualified Institutional Buyer”: Any Person that at the time of its acquisition, purported acquisition or proposed acquisition of Notes is a “qualified institutional buyer” within the meaning of Rule 144A, including any Person owned exclusively by qualified institutional buyers.

“Qualified Purchaser”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a “qualified purchaser” for purposes of the Investment Company Act, including any Person owned exclusively by qualified purchasers.

“Rapid Amortization Event”: Shall have occurred if on any Interest Payment Date the Debt Service Coverage Ratio for such Interest Payment Date is less than 1.15:1.00, provided that such event shall be deemed to not have occurred if, on or prior to the applicable Determination Date, the Issuers shall have received sufficient cash equity contributions from their respective Funding Companies such that, if such contributions were treated as additional Collections during the immediately preceding Collection Period, the Debt Service Coverage Ratio for such Interest Payment Date would have been equal to or greater than 1.15:1.00.

“Rating Agency”: Kroll.

“Redemption Date”: Any Business Day specified for a redemption of the Notes pursuant to Section 9.1.

“Redemption Price”: With respect to the Notes, (i) in connection with any Optional Redemption in whole, an amount equal to the Aggregate Outstanding Amount thereof on such Redemption Date, and (ii) in connection with any Optional Redemption in part, an amount equal to the share of such Notes to the aggregate principal amount of the Notes to be redeemed.

“Reference Instrument”: The partnership agreement or other agreement pursuant to which a Participation has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Participation.

“Register”: The register maintained by the Trustee or any Registrar with respect to the Notes pursuant to Section 2.4.

“Registered”: A debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury regulations promulgated thereunder.

“Registrar”: The meaning specified in Section 2.4(a).

“Reinvestment Period”: The period from the Closing Date to (but excluding) June 20, 2028.

“Reinvestment Yield”: The meaning set forth in Section 9.4.

“Remaining Average Life”: The meaning set forth in Section 9.4.

“Remaining Scheduled Payments”: The meaning set forth in Section 9.4.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“S&P”: S&P Global Ratings or any successor to the ratings business thereof.

“Sale and Contribution Agreements”: Each of the Sale and Contribution Agreements, dated as of the Closing Date, between an Issuer and its respective Funding Company.

“Sanctions”: The economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or the U.S. Department of Commerce; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) Canada.

“Sanctioned Country”: A territory or country that is the target of Sanctions broadly restricting or prohibiting dealings in or with that country or territory (currently Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”: Any Person with whom dealings are restricted or prohibited by any Sanctions, including without limitation, a Person that is: (a) named on any Sanctions list; (b) named on any State Sanctions List, (c) located, organized, or resident in a Sanctioned Country; or (d) deemed to be a sanctioned person by the relevant sanctions authority as a result of a relationship of ownership, control, or agency with a Person described in (a) or (c).

“Schedule of Participations”: Each Schedule A attached to a Master Participation Agreement.

“Secured Obligations”: The meaning set forth in the Granting Clause.

“Secured Parties”: The Trustee, the Servicer, the Holders of the Notes and the Bank in each of its other capacities under the Transaction Documents.

“Securities Act”: The U.S. Securities Act of 1933, as amended.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Fees”: The aggregate amount to be paid on any Interest Payment Date under Sections 11.1(a)(1), 11.1(a)(2) and 11.1(a)(3).

“Senior Financial Officer”: The chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series”: Each series of Notes issued pursuant to this Indenture.

“Series A Notes”: The Initial Notes.

“Series B Closing Date”: October 1, 2019.

“Series B Notes”: The 4.75% Series B Senior Notes Due 2038 issued as Additional Notes on the Series B Closing Date.

“Servicing Agreement”: An agreement dated on or around the Closing Date, between the Issuer and the Servicer relating to the Servicer’s performance on behalf of the Issuers of certain servicing duties with respect to the Collateral, as amended from time to time in accordance with the terms thereof and hereof.

“Servicing Fee”: $400,000 per annum, to be paid semi-annually in accordance with the Priority of Payments, unless waived by the Servicer.

“Servicer”: TPG Global, LLC, until a successor Person shall have become the servicer pursuant to the provisions of the Servicing Agreement and thereafter “Servicer” shall mean such successor Person. Each reference herein to the Servicer shall be deemed to constitute a reference as well to any agent of the Servicer and to any other Person to whom the Servicer has delegated any of its duties hereunder in accordance with the terms of the Servicing Agreement, in each case during such time as and to the extent that such agent or other Person is performing such duties.

“Special Purpose Vehicle Provisions”: The bankruptcy-related and separateness provisions of the Constitutive Documents of each Issuer (including paragraphs 2.01(d) and 2.02 thereof) and each Issuer General Partner (including Sections 9(c) and 10 thereof).

“State Sanctions List” means a list that is adopted by any state governmental authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in any Sanctioned Country in violation of Sanctions.

“Stated Maturity”: June 20, 2038 (or, if such day is not a Business Day, the next succeeding Business Day).

“Subordinate Interests”: The rights of the Issuer in and to the Collateral.

“Subsidiary”: With respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Support Letters”: The Support Letters, each dated on or around the Closing Date between Holdings and the related Issuer and Funding Company.

“TPG I Collection Account”: The trust account defined in Section 10.2(a).

“TPG I-III Master Collection Account”: The trust account defined in Section 10.2(a).

“TPG II Collection Account”: The trust account defined in Section 10.2(a).

“TPG III Collection Account”: The trust account defined in Section 10.2(a).

“Transaction Documents”: This Indenture, the Servicing Agreement, the Account Agreements, the Note Purchase Agreements, the Limited Indemnity Letter, the Sale and Contribution Agreements, the Master Transfer Agreements, the Master Participation Agreements, the First Tier Master Participation Agreements, the Support Letters, the Amended and Restated Limited Liability Company Agreement of each Issuer General Partner, the Amended and Restated Limited Partnership Agreement of each Issuer, the Amended and Restated Limited Liability Company Agreement of each Funding Company General Partner and the Amended and Restated Limited Partnership Agreement of each Funding Company.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any director, managing director, vice president, assistant vice president, associate or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Trustee”: The meaning set forth in the preamble.

“Trustee Fee”: A base fee of $30,000 per annum, paid in equal semi-annual installments pursuant to the Priority of Payments, and any miscellaneous fees as outlined in the Trustee Letter Agreement.

“Trustee Letter Agreement”: The letter agreement between the Issuers and U.S. Bank National Association, dated as of April 25, 2018.

“UCC”: The Uniform Commercial Code, as in effect from time to time in the State of New York.

“Uncertificated Security”: The meaning specified in Article 8 of the UCC.

“U.S. Bank Accounts”: The Notes Payment Account, the Interest Reserve Account and the Principal Reserve Account.

“U.S. Person”: The meaning specified under Regulation S.

Section 1.2 Assumptions as to Pledged Obligations.

In connection with all calculations required to be made pursuant to this Indenture with respect to the Pledged Obligations, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Collections on such Pledged Obligations and on any other amounts that may be received for deposit in the Accounts, the provisions set forth in this Section 1.2 shall be applied. All calculations with respect to the Pledged Obligations shall be made by the Servicer on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of or borrower with respect to such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations. To the extent they are not manifestly in error, any information or report received by the Servicer (other than those prepared by the Servicer) or the Trustee with respect to the Pledged Obligations may be conclusively relied upon in making such calculations. All monetary calculations relating to payments by the Issuers under this Indenture shall be in Dollars. All other calculations under this Indenture shall be in Dollars.

Section 1.3 Rules of Construction and Certain Other Matters.

All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision. The term “including” shall mean “including without limitation”.

ARTICLE II.

THE NOTES

Section 2.1 Forms Generally.

The Initial Notes shall be designated as “5.33% Series A Senior Notes due 2038” and any Additional Notes shall be designated as determined by the Issuers. The Initial Notes shall be issued on the Closing Date and any Additional Notes shall be issued on such closing date as may be specified in the related Note Purchase Agreement. The Notes and the Certificate of Authentication shall be substantially in the form of Exhibit A hereto.

Section 2.2 Authorized Amount; Note Interest Rate; Stated Maturity; Denominations.

Subject to the provisions set forth below, the aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is limited to $250,000,000, except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.4 or 2.5 of this Indenture and (ii) Notes issued in accordance with Article VIII.

The unpaid principal amount of the Notes shall bear interest, after as well as before judgment, at a rate per annum equal to (a) (i) in the case of the Series A Notes, 5.33% or (ii) in the case of the Series B Notes, 4.75% plus (b) after the Reinvestment Period, 4.0% (such additional 4.0% interest accruing after the Reinvestment Period, the “Additional Interest”). In the case of the Series A Notes, interest shall accrue on the outstanding principal amount of the Series A Notes (determined as of the first day of each Interest Period and after giving effect to any payment of principal occurring on such day) (i)

in the case of the first such Interest Period, from and including the Closing Date to but excluding the first Collection Period End Date following the Closing Date; (ii) in the case of the second such Interest Period, from and including the first Collection Period End Date following the Closing Date to but excluding the second Interest Payment Date following the Closing Date and (iii) in the case of each subsequent such Interest Period, from and including each subsequent Interest Payment Date to but excluding the next Interest Payment Date (including the Stated Maturity or any earlier Redemption Date). In the case of the Series B Notes, interest shall accrue on the outstanding principal amount of the Series B Notes (determined as of the first day of each Interest Period and after giving effect to any payment of principal occurring on such day) (i) in the case of the first such Interest Period, from and including the Series B Closing Date to but excluding the first Interest Payment Date following the Series B Closing Date and (ii) in the case of each subsequent such Interest Period, from and including each subsequent Interest Payment Date to but excluding the next Interest Payment Date (including the Stated Maturity or any earlier Redemption Date). During the continuance of an Event of Default, the unpaid principal amount of the Notes and overdue interest (excluding Additional Interest) and any Make-Whole Amount shall bear interest at a rate per annum equal to the Default Rate, which interest shall be due and payable in accordance with Section 11.1. Such interest shall be computed on the basis of a 360-day year of twelve 30 day months.

The Notes shall mature and be due and payable by the Issuers on the Stated Maturity. Each Note shall be issued in the form of Exhibit A-1or Exhibit A-2 hereto, with respect to the Initial Notes and transfers of such Notes, in authorized denominations of $1,000,000 or increments of $250,000 in excess thereof with a private placement number; provided that any Initial Notes issued in denominations of $5,000,000 or more on the Closing Date shall not be issued in denominations less than $5,000,000 upon transfer or exchange thereof. Any Additional Notes shall be issued in authorized denominations of $1,000,000 or increments of $250,000 in excess thereof, with a private placement number and substantially in the form of Exhibit A-1 or Exhibit A-2 hereto. Notes will only be transferred or resold in compliance with the terms of this Indenture.

Section 2.3 Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuers by one of the Authorized Officers of each Issuer. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of an Issuer shall bind such Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication, and the Trustee, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee upon Issuer Order on the Closing Date shall be dated as of such date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations, if applicable, reflecting the original aggregate principal amount or notional amount, as the case may be, of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount or notional amount, as the case may be, of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount or notional amount, as the case may be, of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount or notional amount, as the case may be, of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.4 Registration, Registration of Transfer and Exchange.

(a) The Issuers shall cause the Notes to be Registered and shall cause to be kept the Register in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of the Notes (including the identity of the Holders and the Outstanding principal amounts and stated interest on the Notes (which amounts shall include the amounts of any Additional Notes under Section 2.9)) and the registration of all assignments and transfers of the Notes. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Indenture. The Trustee is hereby initially appointed, solely for this purpose as agent of the Issuers to act as “Registrar” for the purpose of registering and recording in the Register the Notes and assignments and transfers of such Notes as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuers will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Registrar, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts or notional amounts, as the case may be, of such Notes.

Subject to this Section 2.4, upon surrender for registration of transfer of any Notes at the Corporate Trust Office of the Trustee, the surrendered Notes shall be returned to the Issuer marked “canceled,” and retained or destroyed by the Trustee in accordance with its standard retention policy and the Issuers shall execute, and the Trustee, upon Issuer Order, shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount or notional amount, as the case may be.

The Issuers or the Servicer, as applicable, will notify the Trustee in writing of any Note beneficially owned by or pledged to any Issuer, the Servicer or any of their respective Affiliates promptly upon its knowledge of the acquisition thereof or the creation of such pledge. The Issuers and the Servicer will not and will not permit any of their respective Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Indenture and the Notes. The Trustee will promptly cancel all Notes acquired by any Issuer, the Servicer or any of their Affiliate pursuant to any payment or prepayment of Notes pursuant to this Indenture and no Notes may be issued in substitution or exchange for any such Notes.

All Notes issued and authenticated upon any registration of transfer or exchange of the Notes shall be the valid obligations of each Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

A Note, and the rights to payments evidenced thereby, may be assigned or otherwise transferred in whole or in part pursuant to the terms of this Section 2.4 only by the registration of such assignment and transfer of such Note (and each Note shall so expressly provide on the Register). No transfer of a Note shall be effective unless such transfer shall have been recorded in the Register by the Registrar as provided in this Section 2.4. Any assignment or transfer of all or part of such Note shall be registered on the Register only upon surrender for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. The Registrar may request evidence reasonably satisfactory to it proving the identity of the transferee or the transferor or the authenticity of their signatures. Prior to the due presentment for registration of transfer of any Note and in the absence of manifest error, the Issuers, the Trustee and the Registrar shall treat the Person in whose name such Note is registered as the owner thereof for the purpose of receiving all payments or distribution thereon as the case may be, and for all other purposes, notwithstanding any notice to the contrary.

No service charge shall be made to a Holder for any exchange of the Notes, but the Issuers may require payment of a sum sufficient to cover any stamp tax or other governmental charge that may be imposed in connection with any exchange of the Notes.

The Issuers shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any scheduled Payment Date or Redemption Date and ending at the close of business on such date, or (ii) to register the transfer of or exchange any Note redeemed on such date.

(b) No Note may be sold or transferred (including, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws and will not cause any of the Issuers or the pool of collateral to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c) No Note may be sold or transferred (including, by pledge or hypothecation) (i) except in accordance with applicable law to U.S. Persons or Canadian Persons that are Qualified Institutional Buyers and Qualified Purchasers and (ii) except upon the occurrence and continuation of an Event of Default, to any Disqualified Purchaser.

(d) Notes may only be transferred (including, by pledge or hypothecation) to U.S. Persons or Canadian Persons that are Qualified Institutional Buyers and Qualified Purchasers so long as, except upon the occurrence and continuation of an Event of Default, such Person is any of (A) existing Noteholders, (B) Affiliates of existing Noteholders that are not Disqualified Purchasers or (C) Persons who are included on the Permitted Transferee List as of the Series B Closing Date, provided that if a Person on the Permitted Transferee List becomes a Disqualified Purchaser, such Person shall be deemed removed from the Permitted Transferee List (each of the foregoing, an “Eligible Transferee”).

(e) [Reserved].

(f) Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have (i) made the representation set forth in Section 6.2 of the Note Purchase Agreement and (ii) represented that it is a U.S. Person or a Canadian Person that is both a Qualified Institutional Buyer and a Qualified Purchaser.

(g) Any purported transfer of a Note not in accordance with this Section 2.4 shall be null and void and shall not be given effect for any purpose hereunder.

(h) Nothing in this Section 2.4 shall be construed to limit any contractual restrictions on transfers of the Notes or interests therein that may apply to any Person.

(i) If any Person that is not a Qualified Institutional Buyer and a Qualified Purchaser, is not a U.S. Person or Canadian Person or is a Disqualified Purchaser, shall become the owner of any Note (any such Person, a “Non-Permitted Holder”), the Issuers or the Trustee on its behalf shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (and notice by the Trustee to the Issuer), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or such Non-Permitted Holder’s interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, with the assistance of an independent investment bank of national reputation engaged at the expense of the Issuer, shall select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by their acceptance of an interest in the Notes, agree to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale, shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(j) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction.

Section 2.5 Mutilated, Destroyed, Lost or Stolen Notes.

If (i) any mutilated Note is surrendered to the Trustee, or if there shall be delivered to the Issuers and the Trustee evidence to their reasonable satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them and any agent of any of them harmless; provided that an unsecured agreement to indemnify of an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose, then, in the absence of written notice to the Issuers, a Trust Officer of the Trustee that such Note has been acquired by a Protected Purchaser, the Issuers shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of same tenor and principal amount or notional amount, as applicable, and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer and the Trustee in connection therewith.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Issuers in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.5, the Issuers or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.5 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, and such new Note shall be entitled, subject to the second paragraph of this Section 2.5, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6 Payment of Principal and Interest, Preservation of Rights.

(a) Interest on the Notes shall be due and payable on each Payment Date. Additional Interest shall be due and payable on each Payment Date occurring after the Reinvestment Period as amounts are available for payment thereof. The principal of each Note shall be due and payable on the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

(b) All sums becoming due on the Notes for principal, the Make-Whole Amount, if any, interest and all other amounts shall be payable by the Trustee by wire transfer in immediately available funds pursuant to such wire instruction specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified in writing to the Issuers and the Trustee. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee on or prior to such Maturity; provided that, if there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate; provided further that an unsecured agreement to indemnify of an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender. Anything in this Indenture or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Stated Maturity thereof) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

(c) Subject to the foregoing provisions of this Section 2.6, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(d) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.6.

Section 2.7 Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.7, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuers shall direct by an Issuer Order that they be returned to the Issuer. No Notes shall be cancelled except under the circumstances specified in this Section 2.7.

Section 2.8 No Gross Up.

No Issuer shall be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes to compensate for any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges required with respect to amounts payable under the Notes.

Section 2.9 Additional Notes.

(a) Additional Notes (including Additional Notes with a Stated Maturity after the Stated Maturity of the Initial Notes) may be issued from time to time subject to the terms and conditions herein, including the terms set forth in subsection (b) below (each such issuance, an “Additional Issuance”). The Registrar will make a record of each such Additional Note in the Register.

(b) No Additional Notes shall be issued or authenticated unless:

(i) such Additional Notes are issued pursuant to a supplemental indenture in accordance with Section 8.1 and pursuant to a note purchase agreement substantially in the form of the Note Purchase Agreement with respect to the Initial Notes;

(ii) such Additional Notes that are not issued in a ‘‘qualified reopening’’ for U.S. federal income tax purposes, with no more than a de minimis amount of original issue discount or otherwise as part of the same ‘‘issue’’ for U.S. federal income tax purposes, shall be issued under a separate private placement number;

(iii) no Default or Event of Default has occurred and is continuing;

(iv) such Additional Notes shall rank pari passu with the Initial Notes in payment and lien priority and shall have the same rights with respect to the Collateral as the holders of the Initial Notes;

(v) the Rating Agency shall have confirmed that the issuance of such Additional Notes will not result in a downgrade or withdrawal of the Rating Agency’s rating then in effect with respect to the Initial Notes;

(vi) after giving effect to such Additional Issuance, the Debt to Asset Ratio shall be less than or equal to 70%;

(vii) the Issuers shall have caused to be deposited the Additional Notes Interest Reserve Amount into the Interest Reserve Account; and

(viii) such Additional Notes shall not mature earlier than the Stated Maturity of the Initial Notes.

Section 2.10 Tax Certification.

Each Holder and beneficial owner of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuers or the Trustee with the properly completed and signed applicable tax certifications may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding. In the case of any such Holder that is a U.S. Person, such Holder shall provide to the Issuers or the Trustee a valid and properly executed IRS Form W-9, including such Holder’s United States tax identification number, and any other forms reasonably requested by the Issuers necessary to establish such Holder’s status as a U.S. Person under FATCA and as may otherwise be necessary for the Issuers to comply with their obligations under FATCA and any other tax reporting or withholding requirement imposed on the Issuer (or its direct and indirect owners). In the case of any such holder that is not a U.S. Person, such Holder shall provide to the Issuers or the Trustee a valid and properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or W-8IMY, as applicable, together with all applicable attachments and such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Issuers to comply with their obligations under FATCA and any other tax reporting or withholding requirement imposed on the Issuers (or it its direct and indirect owners) and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such Holder.

ARTICLE III.

CONDITIONS PRECEDENT; CERTAIN PROVISIONS

RELATING TO COLLATERAL

Section 3.1 General Provisions.

The Notes to be issued on the Closing Date may be executed by the Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request, upon compliance with Section 4 of the Note Purchase Agreement.

Section 3.2 Conditions to Issuance of Notes on the Closing Date.

The Notes to be issued on the Closing Date may be executed by the Issuers, and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered to the Noteholders by the Trustee upon Issuer Request and upon delivery by the Issuers to the Trustee, and receipt by the Trustee, of the following:

(a) Grant of Collateral. Fully executed copies of this Indenture and copies of any other instrument or document, fully executed (as applicable), necessary to consummate and perfect the Grant set forth in the Granting Clauses of this Indenture of a perfected security interest that is of first priority, free of any adverse claim or the legal equivalent thereof in favor of the Trustee on behalf of the Holders of the Notes in all of the Issuer’s right, title and interest in and to the Collateral pledged to the Trustee for inclusion in the Collateral on the Closing Date, including compliance with the provisions of Section 3.3.

(b) Certificate of the Issuers. A certificate of an Authorized Officer of each of the Issuers, dated on the Closing Date, to the effect that, in the case of each Participation pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i) such Issuer has good and marketable title to such Participations free and clear of any liens, claims, encumbrances or defects of any nature whatsoever;

(ii) such Issuer has acquired its ownership in such Participation in good faith without notice of any adverse claim;

(iii) the information set forth with respect to such Participations on the Schedules of Participations is correct; and

(iv) upon Grant by the Issuers and the taking of the relevant actions contemplated by Section 3.3, the Trustee has a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof.

(c) Accounts. Evidence of the establishment of the Accounts.

(d) Deposit to Interest Reserve Account and Advance Payments. The Issuers shall have delivered to the Trustee a Closing Date Certificate specifying (i) the Interest Reserve Amount to be deposited into the Interest Reserve Account and (ii) certifying as to the amount of Advance Payments to be made on the Closing Date.

(e) Issuers Requests. An Issuers Request from the Issuers directing the Trustee to authenticate the Notes in the amounts and names set forth therein.

(f) Certificate of each Funding Company. Each Funding Company shall have delivered an Officer’s Certificate, dated the date of the Closing Date, certifying as to such Funding Company’s Constitutive Documents attached thereto.

(g) Certificate of each Issuer General Partner. Each Issuer General Partner shall have delivered an Officer’s Certificate, dated the date of the Closing Date, certifying as to such Issuer General Partner’s Constitutive Documents attached thereto.

Section 3.3 Delivery of Pledged Obligations, Etc..

(a) Except as otherwise provided in this Indenture, the Trustee shall hold all Pledged Obligations purchased in accordance with this Indenture in the relevant Account established and maintained pursuant to Article X (or, in the case of Participations, in its books and records), as to which in each case the Trustee shall have entered into an Account Agreement, providing, inter alia, that the establishment and maintenance of such Account will be governed by the law of New York.

(b) Each time that each Issuer (or the Servicer on its behalf) directs or causes an acquisition of any Pledged Obligation or other investment, such Issuer (or the Servicer on its behalf) shall, if such Pledged Obligation or other investment is required to be, but has not already been, transferred to the relevant Account, cause such Pledged Obligation or other investment to be Delivered. The security interest of the Trustee in the funds or other property either (i) used in connection with such acquisition of a Pledged Obligation or other investment or (ii) paid as an Advance Payment or as a distribution to the Funding Companies in accordance with the Priority of Payments and the other terms of this Indenture, shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Pledged Obligation or other investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Pledged Obligation or other investment.

(c) Each Issuer shall deliver copies of all Financial and Other Information to the Trustee.

(d) Each Issuer (or the Servicer on its behalf) shall cause any other Collateral acquired by such Issuer to be Delivered.

Section 3.4 Purchase and Delivery of Participations and Other Actions.

(a) Investment in Additional Participations. During the Reinvestment Period, amounts in the Collection Accounts may be used by the Issuers or the Servicer on their behalf to make Advance Payments for the acquisition of Additional Participations in accordance with Sections 10.2(d) and Section 11.1(a)(6).

(b) Investment in Eligible Investments. If and to the extent that any proceeds of the Notes or any Additional Notes have not yet been used to make Advance Payments, the Servicer on behalf of the Issuers may invest the proceeds from the Notes on deposit in the Collection Accounts in Eligible Investments, pending application of such proceeds to make Advance Payments. The Servicer on behalf of the Issuers may also invest other funds standing to the credit of the Collection Accounts in Eligible Investments, pending application of such funds as Intraperiod Distributions or in accordance with the Priority of Payments. The Intermediary on behalf of the Trustee may invest amounts on deposit in the U.S. Bank Accounts in Eligible Investments as directed by the Servicer and in accordance with Section 10.1.

(c) Sales of Eligible Investments. Except as otherwise expressly provided herein, neither the Issuer nor the Trustee may at any time sell or permit the sale of any Eligible Investment if the Issuers or the Servicer determines that such Eligible Investment will sell at a price that is below the Issuers’ purchase price of such Eligible Investment. The Servicer shall provide notice to the Issuers and the Trustee of such determination.

(d) Transfers of Participations Between Issuers. On any date, any Issuer (a “Transferor Issuer”) may transfer a Participation (or portion thereof) owned by it and included in the Collateral to any other Issuer (the “Transferee Issuer”) pursuant to (i) a transfer or reallocation of the related Investment Commitment and/or Covered Distribution Interest (each as defined in the relevant Master Participation Agreement) (or portion thereof) from the Funding Company which is the parent of the Transferor Issuer to the Funding Company that is the parent of the Transferee Issuer and (ii) a contribution of the related Covered Distribution Interest (or portion thereof) from the Funding Company that is the parent of the Transferee Issuer to such Transferee Issuer under the related Sale and Contribution Agreement (which may occur without credit against the Advance Payment applicable under such Sale and Contribution Agreement), such that the relevant Participation (or portion thereof) will be owned by the Transferee Issuer and continue to be included in the Collateral following such transfer.

Section 3.5 Conditions to Issuance of Series B Notes on the Series B Closing Date.

The Series B Notes to be issued on the Series B Date Closing Date may be executed by the Issuers, and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered to the Noteholders by the Trustee upon Issuer Request and upon delivery by the Issuers to the Trustee, and receipt by the Trustee, of the following:

(a) Grant of Collateral. Fully executed copies of the Supplemental Indenture in connection with the issuance of the Series B Notes and copies of any other instrument or document, fully executed (as applicable), necessary to consummate and perfect the Grant set forth in the Granting Clauses of this Indenture of a perfected security interest that is of first priority, free of any adverse claim or the legal equivalent thereof in favor of the Trustee on behalf of the Holders of the Notes in all of the Issuer’s right, title and interest in and to the Collateral pledged to the Trustee for inclusion in the Collateral on the Closing Date, including compliance with the provisions of Section 3.3.

(b) Certificate of the Issuers. A certificate of an Authorized Officer of each of the Issuers, dated on the Series B Closing Date, to the effect that, in the case of each Participation pledged to the Trustee for inclusion in the Collateral on the Series B Closing Date and immediately prior to the delivery thereof on the Series B Closing Date:

(i) such Issuer has good and marketable title to such Participations free and clear of any liens, claims, encumbrances or defects of any nature whatsoever;

(ii) such Issuer has acquired its ownership in such Participation in good faith without notice of any adverse claim;

(iii) the information set forth with respect to such Participations on the Schedules of Participations, as updated by each Supplement to the Purchase Notices delivered pursuant to the Sale and Contribution Agreement, is correct; and

(iv) upon Grant by the Issuers and the taking of the relevant actions contemplated by Section 3.3, the Trustee has a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof.

(c) Deposit to Interest Reserve Account and Advance Payments. The Issuers shall have delivered to the Trustee a Series B Closing Date Certificate specifying (i) the Interest Reserve Amount to be deposited into the Interest Reserve Account and (ii) certifying as to the amount of Advance Payments to be made on the Series B Closing Date.

(d) Issuer Requests. An Issuers Request from the Issuers directing the Trustee to authenticate the Series B Notes in the amounts and names set forth therein.

ARTICLE IV.

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof, interest thereon and distributions as provided herein, (iv) the rights and immunities of the Trustee hereunder and the obligations of the Trustee in respect of the matters described in this Section 4.1, (v) the rights and immunities of the Servicer hereunder and under the Servicing Agreement, and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuers or discharged from such trust as provided in Section 7.4) have been delivered to the Trustee for cancellation;

(a) the Issuers have paid or caused to be paid all other sums payable hereunder and under the Servicing Agreement by the Issuers; and

(b) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with; or (ii) the Issuers have delivered to the Trustee an Officer’s Certificate stating that (x) there are no Participations that remain subject to the lien of this Indenture and (y) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuers, the Trustee, and, if applicable, the Servicer and the Noteholders, as the case may be, under Sections 2.4, 2.5, 2.6, 4.2, 5.8, 5.16, 6.1, 6.3, 6.4, 6.6, 6.7, 6.8, 6.11, 6.14, 6.15, 7.1 and 7.4 shall survive the satisfaction and discharge of this Indenture.

Section 4.2 Application of Trust Money.

All monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture to the payment of the principal, as the Trustee may determine, to the Person entitled thereto of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required herein or required by law.

ARTICLE V.

REMEDIES

Section 5.1 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(a) a Default in the payment, when due and payable, of any interest, which Default shall continue for a period of five Business Days; provided that (x) in the case of a Default resulting from a failure to disburse due to an administrative error or omission by the Trustee or the Registrar, such Default will not be an Event of Default unless such failure continues for a period of ten or more Business Days after a Trust Officer of the Trustee or Registrar receives written notice or has actual knowledge of such administrative error or omission and (y) in the case of any Default on any Redemption Date, only to the extent that such Default continues for a period of 10 or more Business Days; provided, further, that any failure to effect an Optional Redemption or any failure to pay any Additional Interest in excess of available amounts in accordance with the Priority of Payments will not be an Event of Default;

(b) a Default in the payment of principal or Make-Whole Amount, if any, on any Note at its Stated Maturity or Redemption Date; provided that (x) in the case of a Default resulting from a failure to disburse due to an administrative error or omission by the Servicer, Trustee or the Registrar, such Default will not be an Event of Default unless such failure continues for a period of five or more Business Days after a Trust Officer of the Trustee or Registrar or the Servicer, as applicable, receives written notice or has actual knowledge of such administrative error or omission and (y) in the case of any Default on any Redemption Date, only to the extent that such Default continues for a period of five or more Business Days; provided, further, that any failure to effect an Optional Redemption will not be an Event of Default;

(c) unless legally required or permitted to withhold such amounts, the failure on any Payment Date to disburse amounts (other than a Default in payment described in clause (a) or (b) above) available in the Collection Accounts in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days; provided that, if such failure results solely from an administrative error or omission by the Servicer, such Default will not be an Event of Default unless such failure continues for a period of five or more Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(d) the entry of a decree or order by a court having competent jurisdiction adjudging any Issuer as bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of an Issuer under any Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of an Issuer or of any substantial part of its respective properties, or ordering the winding up or liquidation of the affairs of an Issuer; or an involuntary case or Proceeding shall be commenced against an Issuer seeking any of the foregoing and such case or Proceeding shall continue in effect for a period of 60 consecutive days;

(e) the institution by any Issuer of Proceedings for an Obligor to be adjudicated as bankrupt or insolvent, or the consent by an Issuer to the institution of bankruptcy or insolvency Proceedings against an Issuer, or the filing by an Obligor of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law or any other applicable law, or the consent by an Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of an Issuer or of any substantial part of the property of an Obligor, or the making by an Issuer of an assignment for the benefit of creditors, or the admission by an Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by an Issuer in furtherance of any such action;

(f) a Default in the performance, or the breach, of the covenant in Section 7.7;

(g) except as otherwise provided in this Section 5.1, a Default in the performance, or the breach, of any other covenant or other agreement of any Obligor in this Indenture or in any other Transaction Documents, or the failure of any representation or warranty of an Obligor made in this Indenture or in any other Transaction Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in all material respects when the same shall have been made, and the continuation of such Default, breach or failure for a period of 30 days which, in the aggregate, give rise to a Material Adverse Effect after the earlier of (x) written notice to the Issuers (which may be by e-mail) by the Trustee or to the Issuers and a Trust Officer of the Trustee by the Holders of at least a Majority of the Noteholders, specifying such Default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder and (y) actual knowledge of the Issuers;

(h) after the resignation, removal or termination of the Servicer under the Servicing Agreement, a successor Servicer has not been appointed within 90 days;

(i) the Trustee ceases to have a fully valid and perfected first priority lien with respect to the Collateral;

(j) one or more final judgments or orders by a court of competent jurisdiction for the payment of money aggregating in excess of $10,000,000 (or its equivalent in the relevant currency of payment and exclusive of any amounts fully covered by insurance), including any such final order enforcing a binding arbitration decision, are rendered against any Issuer and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(k) any Obligor or the portfolio of collateral becomes an investment company required to be registered under the Investment Company Act and such requirement has not been eliminated after a period of 45 days;

(l) the occurrence of a Change of Control; or

(m) a Default in the performance, or the breach, of any covenant or other agreement of any Holding Company in the Support Letter or any other Transaction Document to which such Holding Company is party, or the failure of any representation or warranty of any Holding Company made in the Support Letter or any other Transaction Document to which such Holding Company is party to be correct in all material respects when the same shall have been made, and the continuation of such Default, breach or failure for a period of 30 days which, in the aggregate, give rise to a Material Adverse Effect after written notice to the relevant Holding Company (which may be by e-mail) by the Trustee or to the relevant Holding Company and a Trust Officer of the Trustee by the Holders of at least a Majority of the Noteholders, specifying such Default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

Upon the occurrence of an Event of Default, the Issuers shall promptly notify a Trust Officer of the Trustee, the Servicer and the Holders in writing.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(d) or 5.1(e)), the Trustee, if a Trust Officer has actual knowledge thereof, may by notice to the Issuers or shall, at the written direction of a Majority of the Noteholders by notice to the Issuers (and the Trustee shall in turn provide notice to the Holders of all the Notes then Outstanding) declare the principal of and accrued and unpaid interest (including any Additional Interest and interest accrued thereon, if any, at the Default Rate) on all the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(d) or (e) occurs, all unpaid principal, together with all accrued and unpaid interest thereon (including interest accrued thereon, if any, at the Default Rate), of all the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If any Event of Default described in Section 5(b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, instruct the Trustee to, and the Trustee shall by notice to the Issuers, declare all the Notes held by it or them to be immediately due and payable.

(b) At any time after such a declaration of acceleration of the Stated Maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay, and shall pay:

(x) all overdue installments of interest on, principal and Make-Whole Amount, if any, of the Notes (other than amounts due solely as a result of such acceleration); and

(y) all unpaid taxes and Administrative Expenses and other sums due hereunder and the reasonable compensation, expenses and disbursements of the Trustee and its agents and counsel and accrued and unpaid Servicing Fees; and

(ii) a Trust Officer of the Trustee has actual knowledge or has received written notice that either (1) all Events of Default, other than the non-payment of the interest on, principal and Make-Whole Amount, if any, of the Notes that have become due solely by such acceleration, have been cured and a Majority of the Noteholders by written notice to the Trustee has agreed or consented to such cure or (2) a Majority of the Noteholders by written notice to the Trustee has waived such Event of Default as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default has occurred and is continuing and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, or at any time on or after the Stated Maturity, the Trustee shall upon written direction of a Majority of the Noteholders (subject to the terms hereof) proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings, in its own name and as trustee of an express trust, as the Trustee shall reasonably deem most effective (if no direction by a Majority of the Noteholders is received by the Trustee) or as the Trustee may be directed by a Majority of the Noteholders, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to any Obligor upon the Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of any Obligor or its property, or in case of any other comparable Proceedings relative to an Obligor upon the Notes, or the creditors or property of an Obligor, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal, Make-Whole Amount, if any, and interest owing and unpaid in respect of each of the Notes and, to file such other papers or documents and take such other actions as may be necessary, including sitting on a committee of creditors, or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Holders of the Notes allowed in any Proceedings relative to an Obligor upon the Notes or to the creditors or property of such Obligor;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or a Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of the Notes and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of the Notes, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes.

Section 5.4 Remedies.

(a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, each of the Issuers agrees that the Trustee may (and shall, subject to the terms hereof, upon written direction by a Majority of the Noteholders), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral monies adjudged due;

(ii) sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.16 and provided such sale of all or a portion of the Collateral is at market prices obtained at public auction;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture or the other Transaction Documents with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v) to the extent not inconsistent with subclauses (i) through (iv), exercise any other rights and remedies that may be available at law or in equity.

The Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation as to the feasibility and recommended manner of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the Collections and other amounts receivable with respect to the Collateral to make the required payments of principal and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency and the fees and expenses of any firm so retained shall be Administrative Expenses.

(b) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Secured Party, to the extent permitted by the UCC, may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such sale may, in paying the purchase money, turn in any of the Notes in lieu of cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account any amounts payable prior to such Secured Party in accordance with the Priority of Payments). Said Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

The Issuers recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable federal, foreign or state securities laws, or otherwise, the Trustee, at the written direction of the Majority of Noteholders, may determine that a public sale is impracticable, not desirable or not commercially reasonable and may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Issuers acknowledge that any such private sales may be at prices and on terms less favorable to the Issuers than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee, without the direction of the Majority of Noteholders, shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

Section 5.5 Trustee May Enforce Claims Without Possession of the Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and its agents and attorneys in counsel, shall be applied as set forth in Section 5.6.

Section 5.6 Application of Money Collected.

The application of any money collected by the Trustee pursuant to this Article V and any money that may then be held or thereafter received by the Trustee hereunder shall be applied on one or more dates fixed by the Trustee (which may be dates other than Interest Payment Dates, and which may be dates directed by a Majority of Noteholders in writing to the Trustee) and otherwise in accordance with the Priority of Payments. For the avoidance of doubt, any such application of money under this Indenture shall be made only in accordance with the Priority of Payments.

Section 5.7 Limitation on Suits.

No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) except as otherwise provided in Section 5.8, the Holders of at least 25% of the Aggregate Outstanding Amount of the Notes shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as the Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; provided that an unsecured agreement to indemnify of an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose;

(d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Noteholders;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes, subject to and in accordance with Section 13.1 and otherwise in accordance with the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.7 from two or more groups of Holders of the Notes, each representing less than a Majority of the Notes, the Trustee shall act on the direction of the group of Holders representing the greater percentage of the Notes and if the groups shall represent the same percentage, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.8 Unconditional Rights of Holders of the Notes to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, Make-Whole Amount, if any, and interest on such Note as such principal, Make-Whole Amount and interest become due and payable in accordance with the Priority of Payments.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder of the Notes has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of the Notes then and in every such case the Issuers, the Trustee and such Holder of the Notes shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders of the Notes shall continue as though no such Proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Noteholders.

A Majority of the Noteholders shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust, right, remedy or power conferred on the Trustee; provided that:

(a) such direction shall be in writing and shall not be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by it that is not inconsistent with such direction or this Indenture; provided that, subject to Section 6.1, it need not take any action that it determines might involve it in liability;

(c) the Trustee shall have been provided with indemnity reasonably satisfactory to it; provided that an unsecured agreement to indemnify of an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose; and

(d) any direction to the Trustee to undertake a sale of the Collateral shall be by the Noteholders secured thereby representing the percentage of the Aggregate Outstanding Amount of the Notes specified in Section 5.4.

Section 5.13 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of the Notes, or group of Holders of the Notes, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Notes, or to any suit instituted by any Holder of the Notes for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.14 Waiver of Stay or Extension Laws.

The Issuers covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuers (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Sale of Collateral.

The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 shall not be exhausted by any one or more sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may and shall, upon written direction of a Majority of the Noteholders, from time to time postpone any sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such sale from the proceeds thereof notwithstanding the provisions of Section 6.7. The Trustee may bid for and acquire any portion of the Collateral in connection with a public sale thereof. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture. The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest, without recourse, representation or warranty, in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to execute and deliver any instruments and take all action (whether in its name or in the name of the Issuer) necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Notwithstanding any other provision of this Article V, in connection with the sale of the Collateral following an acceleration of the Notes, an Affiliate of the Issuers designated by them shall have the right (which right, for avoidance of doubt, shall be forfeited if not exercised within the specified timeframe) to bid to purchase all of the Collateral within five Business Days of the Issuers’ receipt of notice of such acceleration. If such bid is for an amount at least equal to all unpaid Secured Obligations (other than unclaimed contingent Secured Obligations), including any applicable accrued Additional Interest and/or interest at the Default Rate through the expected date of settlement, the Trustee, at the direction of the Majority of Noteholders shall accept such bid.

Section 5.16 Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of the Notes shall be impaired by the recovery of any judgment by the Trustee against any Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of any Issuer.

ARTICLE VI.

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default actually known to a Trust Officer of the Trustee:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Indenture or any Transaction Document against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the other Transaction Documents to which it is a party; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within fifteen days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b) In case an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Noteholders, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with advice of counsel or an Opinion of Counsel, the direction of the Issuer or the Servicer and/or a Majority (or such larger or smaller percentage as may be expressly required by the terms hereof) of the Noteholders relating to its obligations as set forth herein and relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or the other Transaction Documents;

(iv) no provision of this Indenture or the other Transaction Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any other Transaction Document, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it (provided that an unsecured agreement to indemnify of an institutional investor with a net worth in excess of $100,000,000 (or such greater amount as the Trustee shall have determined is the amount at risk or of such liability) may be deemed satisfactory in the sole discretion of the Trustee for such purpose) unless such risk or liability relates to its ordinary services, including delivery of notices under Article V under this Indenture; and

(v) in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss profits) even if the Trustee has been advised of the likelihood of such damages and regardless of the form of such action.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in 5.1(d), 5.1(e), 5.1(g) or 5.1(k) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by a Trust Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Collateral or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3.

Section 6.2 Notice of Default.

Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail, telecopy or e-mail to the Servicer and to all Holders of the Notes, as their names and addresses appear on the Register, notice of all Defaults hereunder actually known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived (in which case notice that such Event of Default has been cured or waived shall be promptly provided to the Servicer and the Issuers).

Section 6.3 Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a) the Trustee may request and conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or Issuer Order or (ii) be required to determine the value of any Collateral or funds hereunder or the cashflows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports, opinions or advice of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities or loan pricing quotation services;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against all costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction; provided that an unsecured agreement to indemnify of an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or documents, but the Trustee, upon the written direction of a Majority of the Noteholders, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed (which shall be reimburseable as an Administrative Expense), and the Trustee shall be entitled to receive, on reasonable prior notice to the Servicer, copies of the books and records of the Servicer relating to the Notes and the Collateral, and on reasonable prior notice to the Issuers, to examine the books and records relating to the Notes and the Collateral and the premises of the Issuers personally or by agent or attorney during the Issuers’ normal business hours; provided that (x) the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory or governmental authority and (ii) except to the extent that the Trustee in its sole judgment may determine that such disclosure is consistent with its obligations hereunder, and (y) the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder (so long as such agents, attorneys and auditors have agreed, or are under an obligation, to maintain such information on a confidential basis);

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(i) for the avoidance of doubt, any permissive right or discretionary act of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be responsible for any such action or inaction other than its own negligent action, its own negligent failure to act, or its own willful misconduct with respect to the performance of such act;

(j) the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, any Intermediary (other than the Bank acting in such capacity);

(k) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(l) the Trustee shall not be liable for the actions or omissions of the Servicer, and without limiting the foregoing, the Trustee shall not (except to the extent expressly provided in this Indenture) be under any obligation to monitor, evaluate or verify compliance by the Servicer with the terms hereof or the Servicing Agreement, or to verify or independently determine the accuracy of information received by it from the Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral and the Trustee shall have no additional duties following the resignation or removal of the Servicer;

(m) the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any other Transaction Document referred to herein or any Financing Statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance;

(n) the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or the powers granted hereunder;

(o) nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or information received from the Issuers or Servicer;

(p) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances);

(q) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(r) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s) notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail may be encrypted; the recipient of the e-mail communication will be required to complete a one-time registration process; and information and assistance on registering and using the e-mail encryption technology can be found at the Trustee’s secure website or phone numbers identified on the Schedule A hereto;

(t) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer assigned to administer the Indenture has actual knowledge thereof or unless written notice thereof is received by a Trust Officer of the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuers or this Indenture;

(u) the Trustee shall not have any obligation to determine if the conditions specified in the definition of “Deliver” have been complied with; and

(v) the Trustee shall not have any responsibility to any Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuers (or the Servicer on behalf of the Issuers); provided that the Trustee shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgment or other agreement with the Independent accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgements with respect to the sufficiency of the agreed upon procedures to be performed by the Independent accountants by the Issuer, (ii) releases of claims (on behalf of itself and to the extent properly directed by the requisite Noteholders, the Noteholders) and other acknowledgments of limitations of liability in favor of the Independent accountants, or (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Noteholders). It is understood and agreed that the Trustee will deliver such acknowledgement or other agreement in conclusive reliance on the foregoing direction of the Issuers, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures. Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent accountants that the Trustee determines adversely affects it in its individual capacity.

Section 6.4 Not Responsible for Recitals or Issuance of the Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon with respect to the Trustee, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. Except as set forth in Section 6.13, the Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Notes. The Trustee shall not be accountable for the use or application by the Issuers of the Notes or the proceeds thereof or any money paid to the Issuers pursuant to the provisions hereof.

Section 6.5 May Hold Notes.

The Trustee, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Issuer or any of its Affiliates, with the same rights it would have if it were not Trustee, Registrar or such other agent.

Section 6.6 Money Held in Trust.

Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments that are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement.

(a) The Issuers agree:

(i) to pay the Trustee on each Payment Date, the compensation set forth in the Trustee Letter Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, costs, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture relating to the maintenance and administration of the

Collateral, the administration of the terms of this Indenture, the performance of its duties hereunder, or in the enforcement of any provision hereof or exercise of any rights or remedies hereunder (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.15 or 10.5, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith); and

(iii) to indemnify the Trustee (both in its individual capacity and as Trustee) and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses, including costs and attorneys’ fees and expenses incurred in connection with any action, suit or proceeding brought by the Trustee to enforce any indemnification by, or other obligation of, the Issuers with respect hereto or thereto and the costs of defending any claim) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, Indenture, Collateral or the transactions contemplated thereby, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under any other Transaction Document.

(b) The Issuer shall pay the Trustee the fees and expenses specified in this Section 6.7 in accordance with Section 11.1 of this Indenture.

(c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period) after the payment in full of all of the Notes.

(d) The amounts payable to the Trustee on any Payment Date pursuant to Section 6.7(a), or which may be deducted by the Trustee pursuant to Section 6.7(b) shall not exceed the amounts permitted to be applied to such Administrative Expenses on such Payment Date as provided in and in accordance with the Priority of Payments, and the Trustee shall have a lien ranking senior to that of the Holders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under Section 6.7 not to exceed such amount with respect to any Payment Date; provided that (x) the Trustee shall not institute any Proceeding for the enforcement of such lien except in connection with an action pursuant to Section 5.3 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties, and (y) the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of Holders in the manner set forth in Sections 5.4. For the avoidance of doubt, any amount payable to the Trustee pursuant to Section 6.7(a) and not paid on any Payment Date pursuant to this paragraph shall remain outstanding and be payable on the next Interest Date (subject to the limitations of this paragraph and the Priority of Payments).

The fees payable to the Trustee shall be computed on the basis of 30 days elapsed in each month of the applicable Collection Period divided by 360, and fees applicable to periods shorter or longer than each semi-annual period shall be prorated based on the number of days within such period. Subject to Section 6.1(c)(iv) and Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by a Majority of the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

The payment of any fee or expense due to the Trustee is subject to the availability of funds and the Priority of Payments. If, on any date when a fee shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable, together with compensatory interest thereon (at a rate not to exceed the federal funds rate), on such later date on which a fee shall be payable and sufficient funds are available therefor. The Issuers’ obligations under this Section 6.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee pursuant to Section 6.9.

Section 6.8 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be an organization, corporation, association or other entity Independent of the Issuer, organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long term senior unsecured debt rating of at least “BBB” by S&P and having an office within the United States. If such organization, corporation, association or other entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization, corporation, association or other entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10. The indemnification in favor of the Trustee in Section 6.7 shall survive any resignation or removal of the Trustee (to the extent of indemnified liabilities, costs, expenses and other indemnified amounts arising or incurred prior to, or arising as a result of actions or omissions occurring prior to, such resignation or removal).

(b) The Trustee may resign at any time by giving 30 days’ prior written notice thereof to the Issuers, the Noteholders and the Servicer.

(c) The Trustee may be removed at any time by Act of a Majority of the Noteholders.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by a Majority of the Noteholders; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuers, by Issuer Order, may remove the Trustee or (B) subject to Section 5.14, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) Upon (i) receiving any notice of resignation of the Trustee, (ii) any determination that the Trustee be removed, or (iii) any vacancy in the position of Trustee, then the Issuers shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by an Authorized Officer of each Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees; provided that such successor Trustee shall be appointed (i) only upon the written consent of a Majority of the Noteholders, and (ii) subject to the approval of the Servicer, not to be unreasonably withheld by the Servicer. If the Issuers shall fail to appoint a successor Trustee within 30 days after such notice of resignation, determination of removal or the occurrence of a vacancy, a successor Trustee may be appointed by Act of a Majority of the Noteholders with the consent of the Servicer (not to be unreasonably withheld). If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, determination of removal or the occurrence of a vacancy, then the Trustee to be replaced, or any Noteholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the foregoing, at any time that an Event of Default shall have occurred and be continuing, a Majority of the Noteholders shall have, in lieu of the Issuers, the Issuers’ rights to appoint a successor Trustee, such rights to be exercised by notice delivered to the Issuers and the retiring Trustee. Any successor Trustee shall, forthwith upon its acceptance of such appointment in accordance with Section 6.10, become the successor Trustee and supersede any predecessor Trustee.

(f) The Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee (which shall be subject to the approval of the Servicer, not to be unreasonably withheld) to the Servicer and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuers fail to deliver any such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuers.

(g) Any resignation or removal of the Trustee under this Section 6.9 shall be an effective resignation or removal of the Bank in all capacities under this Indenture.

Section 6.10 Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuers or a Majority of the Noteholders or the successor Trustee, such retiring Trustee shall, upon payment of all fees, expenses and indemnification then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee (which for purposes of this Section 6.11 shall be deemed to be the Trustee) shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees and Separate Trustee.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Issuers and the Trustee (which for purposes of this Section 6.12 shall be deemed to be the Trustee) shall have power to appoint one or more Persons to act as co-Trustee jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.4 and to make such claims and enforce such rights of action on behalf of the Noteholders subject to the other provisions of this Section 6.12.

The Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-Trustee. If the Issuers do not join in such appointment within 15 days after the receipt by it of a request to do so, the Trustee shall have power to make such appointment.

The Issuers shall, on request, execute, acknowledge and deliver any and all instruments required by any co-Trustee so appointed to confirm the applicable property, title, right or power attributable to the co-Trustee. The Issuers agree to pay for any reasonable fees and expenses in connection with such appointment.

Every co-Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered by, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by, the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-Trustee jointly in the case of the appointment of a co-Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-Trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order with a copy to the Servicer, may accept the resignation of or remove any co-Trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-Trustee without the concurrence of the Issuer. A successor to any co-Trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-Trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-Trustee; and

(f) any Act of the Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-Trustee.

Section 6.13 Representations and Warranties of the Trustee.

The Trustee represents and warrants that: (a) the Trustee is a national banking association or a state-chartered banking association or corporation with trust powers, duly and validly existing under the laws of the United States or a state thereof, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as Trustee under this Indenture; (b) this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (c) neither the execution or delivery by the Trustee of this Indenture nor performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States or any state thereof governing the banking or trust powers of the Trustee; and (d) as of the Closing Date, the Trustee is eligible under Section 6.8 to serve as Trustee hereunder.

Section 6.14 Representative for Holders of the Notes Only; Agent for all other Secured Parties.

With respect to the security interests created hereunder, the pledge of any item of Collateral to the Trustee is to the Trustee as representative of the Holders of the Notes and agent for each of the other Secured Parties; in furtherance of the foregoing, the possession by the Trustee of any item of Collateral, the endorsement to or registration in the name of the Trustee of any item of Collateral are all undertaken by the Trustee in its capacity as representative of the Holders of the Notes and agent for each of the other Secured Parties. The Trustee shall have no fiduciary duties to any Person; provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

Section 6.15 Right of Trustee in Capacity of Registrar or Intermediary.

In the event that the Trustee is also acting in the capacity of Registrar or Intermediary hereunder, the rights, protections, immunities or indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Trustee in its capacity as Registrar or Intermediary.

ARTICLE VII.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 7.1 Payment of Principal and Interest.

The Issuers will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code, the United States Treasury Regulations under the Code or other applicable law, by the Issuers, the Trustee, or any other Person from a payment to any Holder of the Notes of interest, principal, and/or any other distribution shall be considered as having been paid by the Issuers to such Holder for all purposes of this Indenture, and the Issuers shall not be obligated to pay any additional amounts to such Holder or any beneficial owner of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 7.2 Compliance With Laws, Insurance, Etc.

Each Issuer will comply in all material respects with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and its properties. Each Issuer will ensure that its Issuer General Partner will at all times maintain an Independent Manager; provided that no Issuer shall be in breach of this covenant if an Independent Manager resigns, is unable to serve as an Independent Manager or is otherwise incapacitated so long as such Issuer and/or its governing body replaces such Independent Manager promptly thereafter. Each Issuer will at all times comply with its Constitutive Documents. The Issuers shall cause the Servicer to list each Issuer as an “additional insured” or “loss payee” or otherwise cause each Issuer to be covered under any insurance maintained by the Servicer for the benefit of each such Issuer.

Section 7.3 Maintenance of Books and Records.

The Issuers shall maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations under the Transaction Documents to which it is a party, and each Issuer shall keep and maintain, or cause its Issuer General Partner’s Board of Managers to keep or maintain at all times, or cause to be kept and maintained at all times in the registered office of such Issuer specified in its respective Constitutive Documents, all documents, books, records, accounts and other information as are required under applicable law.

Section 7.4 Money for Security Payments to be Held in Trust.

All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Accounts shall be made on behalf of the Issuers.

Section 7.5 Existence of Issuers, Etc.

(a) Each Issuer shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members. Each Issuer shall keep its principal place of business at the address specified in Section 12.3. Each Issuer shall keep separate books and records and will not commingle its respective funds with those of any other Person.

(b) Each Issuer shall (i) ensure that its Issuer General Partner has a Board of Managers separate from that of any other Person (although members of the Board of Managers of such Issuer General Partner may serve as directors of one or more Affiliates of such Issuer General Partner);

(ii) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division, or part of, for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law; (iii) not commingle its assets with assets of any other Person; (iv) conduct its business in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (and all such formalities have been complied with since the Issuer’s formation); (v) maintain separate financial statements (it being understood that, if an Issuer’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating such Issuer’s separateness from any such Affiliates and that its assets are not available to pay the debts of any such Affiliate); (vi) pay its own liabilities only out of its own funds; (vii) maintain an arm’s-length relationship with its Affiliates; (viii) not hold out its credit or assets as being available to satisfy the obligations of others; (ix) pay its fair and reasonable share of overhead for shared office space, if any; (x) use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being the Issuer’s agent); (xi) not pledge its assets as security for the obligations of any other Person; (xii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; and (xiii) not take any Material Action without the unanimous affirmative vote of each member of its Issuer General Partner’s Board of Managers, including, in all cases, each of the Independent Managers.

Section 7.6 Protection of Collateral.

(a) Each Issuer shall cause the taking of such action as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Collateral. Each Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable, to secure the rights and remedies of the Trustee for the benefit of the Secured Parties hereunder and to:

(i)	Grant more effectively all or any portion of the Collateral;

(ii)	maintain, preserve and perfect any Grant made or to be made by this Indenture including the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)

perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)	enforce any of the Collateral;

(v)	preserve and defend title to the Collateral and the rights therein of the Secured Parties against the claims of all Persons and parties; or

(vi)	pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

Each Issuer authorizes its counsel to file a Financing Statement in the appropriate jurisdiction in connection with the Grant pursuant to this Indenture that names such Issuer as “Debtor” and the Trustee on behalf of the Secured Parties as “Secured Party” and that identifies “all assets” as the collateral Granted to the Trustee. Each Issuer further appoints the Trustee as its agent and attorney-in-fact for the purpose of preparing and filing any other Financing Statement, continuation statement or other instrument as may be required pursuant to this Section 7.6(a).

Section 7.7 Debt Service Coverage Ratio. The Issuers shall cause on each Interest Payment Date the Debt Service Coverage Ratio for such Interest Payment Date to be greater than 1.05:1.00, provided that the Issuers shall be deemed in compliance with this Section 7.7 if, on or prior to the applicable Determination Date, the Issuers shall have received aggregate cash equity contributions from the respective Funding Companies that if treated as additional Collections during the immediately preceding Collection Period would have resulted in the Debt Service Coverage Ratio for such Interest Payment Date being greater than 1.05:1.00.

Section 7.8 Performance of Obligations

The Issuers may contract with other Persons, including the Servicer, for the performance of actions and obligations to be performed by the Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Servicing Agreement by the Servicer. Notwithstanding any such arrangement, the Issuers shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuers; and the Issuers will punctually perform, and use their commercially reasonable efforts to cause the Servicer or such other Person to perform, all of their obligations and agreements contained in the Servicing Agreement or such other agreement.

Section 7.9 Negative Covenants.

(a) No Issuer will:

(i) sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture;

(ii) claim any credit on, or make any deduction from, the principal or interest payable or amounts distributable in respect of the Notes (other than amounts withheld in accordance with the Code or any other applicable law) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral (other than taxes levied or assessed in respect of amounts required to be deducted or withheld from the principal or interest payable in respect of the Notes);

(iii) (A) incur or assume or guarantee any indebtedness or any contingent obligations, other than the Notes, this Indenture and the other agreements and transactions expressly contemplated hereby and thereby or (B) issue any additional securities (other than the issuance of its equity on the date hereof), it being understood that additional capital contributions to the Issuers pursuant to the Sale and Contribution Agreements are not prohibited by this clause (iii);

(iv) (A) permit the validity or effectiveness of this Indenture or any other Transaction Document or any Grant hereunder or thereunder to be impaired, or permit the lien of this Indenture or under any other Transaction Document to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or any other Transaction Document, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the lien of this Indenture or the liens under any other Transaction Document) to be created on or extend to or otherwise arise upon or burden the Collections, the Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would cause the lien of this Indenture or any other Transaction Document not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except as may be expressly permitted hereby (or in connection with a disposition of Collateral required hereby);

(v) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture;

(vi) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease or hire any employees (other than in accordance with this Indenture);

(vii) enter into any transaction with any Affiliate or any Noteholder other than (A) the Transaction Documents, (B) the transactions relating to the offering and sale of the Notes or (C) transactions on terms that are no less favorable than those obtainable in an arm’s length transaction with a wholly unaffiliated Person and on terms that are fair and equitable to the Issuer under all the facts or circumstances under applicable law;

(viii) maintain any bank accounts other than the Accounts and the bank accounts referred to in Section 10.3(b);

(ix) change its name without (i) receiving the prior written consent of a Majority of the Noteholders, (ii) delivering to the Trustee notice thereof and (iii) receiving an Opinion of Counsel that such name change will not adversely affect the Trustee’s lien or the interest hereunder of the Secured Parties or the Trustee;

(x) fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend will adversely affect the priority or enforceability of the lien over the Collateral created by this Indenture;

(xi) amend any Transaction Document without the prior written consent of a Majority of the Noteholders;

(xii) acquire any assets or take any action that would require it to register as an “investment company” under the Investment Company Act;

(xiii) fail to correct any known misunderstanding regarding its separate identity;

(xiv) have any employees;

(xv) enter into any transaction other than on arm’s length terms and at market rates other than as expressly permitted pursuant to this Indenture and the other Transaction Documents; or

(xvi) acquire or form any subsidiary.

Without limiting the foregoing, (i) no Issuer shall have any subsidiaries, (ii) no Issuer shall (A) engage in any transaction with any Person that would constitute a conflict of interest (provided that its entering into and performance of its obligations under the Transaction Documents shall not be deemed to be a transaction that would constitute a conflict of interest) or (B) pay distributions on its equity interests other than in accordance with the terms of this Indenture and its Constitutive Documents and (iii) each Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) pay its own liabilities out of its own funds, (F) maintain an arm’s length relationship with its Affiliates, (G) use separate stationery, invoices and checks, (H) hold itself out as a separate Person and (I) correct any known misunderstanding regarding its separate identity.

(b) No Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted or required by this Indenture.

Section 7.10 No Consolidation.

No Issuer shall consolidate or merge with or into any other Person or, other than the security interest Granted to the Trustee pursuant to this Indenture, convey or transfer its properties and assets substantially as an entirety to any Person.

Section 7.11 No Other Business; Etc.

No Issuer shall engage in any business or activity other than issuing the Notes pursuant to this Indenture and selling the Notes, and acquiring, owning, holding, selling, pledging, contracting for the management of and otherwise dealing with Participations and other Collateral in connection therewith and such other activities which are necessary, required or advisable to accomplish the foregoing; provided that the Issuer shall be permitted to enter into any additional agreements not expressly prohibited by Section 7.9(a). No Issuer shall amend, or permit the amendment of, its Constitutive Documents without prior written consent of each Holder (unless such amendment could not reasonably be expected to materially adversely affect any of such Issuer, the Collateral or the interests of the Trustee and Issuer therein and notice thereof has been given to the Trustee and each Holder). Notwithstanding the foregoing, no Issuer will amend its Constitutive Documents without giving notice to the Servicer and without the consent of a Majority of the Noteholders.

Section 7.12 Compliance with Servicing Agreement.

Each of the Issuers agrees to perform all actions required to be performed by it, and to refrain from performing any actions prohibited, under the Servicing Agreement. Each Issuer also agrees to take all actions as may be necessary to ensure that all of such Issuer’s representations and warranties made pursuant to the Servicing Agreement are true and correct as of the date thereof and continue to be true and correct for so long as any Notes are Outstanding. Each Issuer further agrees not to authorize or otherwise to permit the Servicer to act in contravention of the representations, warranties and agreements of the Servicer under the Servicing Agreement.

Section 7.13 Information.

The Issuers shall deliver, or cause to be delivered, to a confidential data room that each Noteholder has access to:

(a) all periodic financial reports delivered to limited partners under the Reference Instruments;

(b) within 90 days after the end of each quarterly fiscal period in each fiscal year of the Issuers (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, (x) a combined balance sheet of the Issuers at the end of such quarter, and (y) combined statements of income, changes in shareholders’ equity and cash flows of the Issuers for such quarter, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to the absence of footnotes and to changes resulting from year-end adjustments;

(c) within 120 days after the end of each fiscal year of the Issuers, duplicate copies of (x) a combined balance sheet of the Issuers at the end of such year, and (y) combined statements of income, changes in shareholders’ equity and cash flows of the Issuers for such year, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(d) promptly, and in any event within 5 days after an Authorized Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Issuers are taking or propose to take with respect thereto;

(e) Each set of financial statements delivered to a holder of a Note pursuant to Section 7.13(b) or Section 7.13(c) shall be accompanied by a certificate of a Senior Financial Officer (i) setting forth the information from such financial statements that is required in order to establish whether the Issuers were in compliance with the covenants in this Article 7 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence, and (ii) certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Issuers from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Issuers shall have taken or proposes to take with respect thereto.

Section 7.14 Rating.

The Issuers will have obtained a confidential private rating by the Rating Agency on the Closing Date of “BBB+” for the Initial Notes and will continue to maintain a confidential private rating (which may however be higher or lower than BBB+) thereafter. The Issuers will from time to time provide the Rating Agency with any information as to the Issuers’ affairs as may be reasonably requested by the Rating Agency in connection with such ratings. The Trustee shall have no obligation to monitor or confirm that such rating has been obtained.

Section 7.15 Certain Tax Matters.

Each Issuer shall timely file, or cause to be filed, all income tax returns and other material information statements and material tax returns relating to such Issuer’s income and assets required by any governmental authority and shall pay or cause to be paid any taxes required to be paid on income derived from the Collateral, except to the extent any such taxes are being contested in good faith by appropriate proceedings and with respect to which any Issuer, as the case may be, has established adequate reserves in accordance with GAAP.

Section 7.16 Representations Relating to Security Interests in the Collateral.

(a) Each Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder):

(i) Such Issuer owns such Collateral free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture.

(ii) Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, such Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. Such Issuer has not authorized the filing of and is not aware of any Financing Statements against such Issuer that include a description of collateral covering the Collateral other than any Financing Statement relating to the security interest Granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against such Issuer.

(iii) All Accounts constitute “securities accounts” under Article 8 of the UCC.

(iv) This Indenture creates a valid and continuing security interest (as defined in Article 1 of the UCC) in such Collateral in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from such Issuer.

(v) Such Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Granted to the Trustee for the benefit and security of the Secured Parties.

(vi) None of the Instruments that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(vii) Such Issuer has received all required consents and approvals (including under the related Reference Instruments) for (a) the assignments and transfers contemplated by the Master Transfer Agreements, (b) the participations and sub-participations created by the Master Participation Agreements, (c) the participations created by the First Tier Master Participation Agreements, (d) the pledge hereunder to the Trustee of its interest and rights in the Collateral and (e) the foreclosure and sale of the Collateral in accordance with the terms hereunder.

(viii) All Collateral with respect to which a security entitlement may be created by the Intermediary have been credited to one or more Accounts.

(ix) (A) Such Issuer has delivered to the Trustee fully executed Account Agreements pursuant to which the Intermediary or Depositary, as applicable, has agreed to comply with all instructions originated by with respect to the Collection Accounts and prior to delivery of a Shifting Control Notice, the Servicer) and with respect to all of the Accounts, the Trustee without further consent by the Issuer or (B) such Issuer has taken all steps necessary to cause the Intermediary to identify in its records the Trustee as the person having a security entitlement against the Intermediary in each of the Accounts.

(x) The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Intermediary complying with the Entitlement Order of any Person other than the Trustee.

(xi) None of (I) the financial statements or other written information either (a) furnished by the Issuers or their Affiliates and made available in the Intralinks data room in connection with the offering and sale of the Notes and the negotiation of this Agreement or (b) set forth in the Private Placement Memorandum dated March 29, 2018 furnished to investors in relation to the Notes or (II) the Financial and Other Information furnished by or on behalf of any Issuer or the Servicer in writing to the Trustee or any Noteholder hereunder (in each case as modified or supplemented by other information so furnished) contained any material misstatement of fact or other material misleading statement as of the date made therein; provided that, with respect to projected financial information, such Issuer represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 7.17 Certain Regulations.

Neither the Servicer nor any Issuer: (a) is a Sanctioned Person; (b) is controlled by or is acting on behalf of a Sanctioned Person; or (c) will fund any repayment of the proceeds of the Notes with proceeds derived from any transaction that would cause the Noteholders or any party to this Indenture to be in breach of any applicable Sanctions.

Neither the Servicer nor any Issuer will, directly or indirectly, use the proceeds of the Notes, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person to fund any activities or business of or with a Sanctioned Person, or in any other manner, in each case as would cause the Noteholders to be in breach of any applicable Sanctions. The Servicer and each Issuer shall maintain policies and procedures designed to ensure compliance by the Servicer or such Issuer with applicable Sanctions.

Section 7.18 Margin Stock Related Collateral Provisions.

The Issuers (a) shall not own any Margin Stock and (b) shall cause on each date the Margin Stock Indirect Percentage to be 20% or lower. On any date on which the Margin Stock Indirect Percentage is higher than 25%, a portion of the Margin Stock Related Collateral shall be deemed excluded from the Collateral (and shall not be taken into account for purposes of determining the Debt to Asset Ratio) to the extent necessary so that the Margin Stock Indirect Percentage is no longer higher than 25% (the “Excluded Portion”). On any date on which the Margin Stock Indirect Percentage is higher than 20%, the Issuer shall take such measures as are necessary to cause the Margin Stock Indirect Percentage to be 20% or lower (without giving effect to the exclusion of the Excluded Portion), which may include a sale or transfer by the Issuers of the Excluded Portion at a price at least equal to 90% of the Margin Stock Market Value for such Excluded Portion.

For the purposes of the foregoing the following terms have the meanings indicated below:

“Margin Stock” has the meaning provided under Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221).

“Margin Stock Indirect Percentage”: At any time, the ratio of (a) the Margin Stock Market Value to (b) the sum of (I) the outstanding aggregate amount of Eligible Investments held in the Accounts at such time plus (II) the current fair value of the other Collateral (i.e. excluding Margin Stock Related Collateral and Eligible Investments counted in (I)) at such time, as determined by the Servicer based on the most recent financial statements of the Issuers provided pursuant to Section 7.13(b) or (c), as applicable (subject to adjustment in good faith by the Servicer for subsequent investment and realization activity, including any new Collateral credited to the Issuers on such date and giving effect to any Advance Payments made on such date).

“Margin Stock Market Value”: On any date of determination, the sum of the current fair market values of each item of Margin Stock Related Collateral, each as reasonably determined by the Servicer based on the most recent publicly reported closing price of the Margin Stock to which such Margin Stock Collateral relates on the stock exchange on which such Margin Stock is listed and traded (or if the available closing price information is more than 15 days old, the most recently available public trading price as adjusted in good faith by the Servicer for subsequent investment and realization activity).

“Margin Stock Related Collateral”: Any Participation included in the Collateral with respect to which the related Covered Distribution Interest is Margin Stock.

ARTICLE VIII.

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures.

(a) Any provision of this Indenture may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. Any purported amendment, modification or waiver that is not in compliance with this Section 8.1 will be void ab initio.

(b) Supplemental Indentures Without Consent of Noteholders. Without the consent of any of the Noteholders, the Issuers, when duly authorized, and the Trustee may, from time to time and at any time, enter into one or more supplemental indentures, which supplemental indenture(s) shall form a part hereof, to:

(i) to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Secured Parties;

(ii) to convey, transfer, assign, mortgage or pledge any property permitted to be acquired under this Indenture to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes; provided that, if any Notes would be materially and adversely affected by such supplemental indenture entered into pursuant to this clause (ii), the consent to such supplemental indenture has been obtained from a Majority of the Noteholders so affected;

(iii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(iv) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.6 or otherwise) or to subject to the lien of this Indenture any additional property permitted to be acquired under this Indenture;

(v) to cure any ambiguity, or cure, correct or supplement any defective or inconsistent provision contained in this Indenture or in the Notes so long as such cure, correction or supplement does not adversely affect the rights of the Noteholders in any material respect;

(vi) to change any provision hereof to maintain the ratings of the Notes by Rating Agency, in any such case in such manner as shall not be inconsistent with this Indenture or adversely affect the Noteholders;

(vii) to amend, modify or otherwise accommodate changes to the Indenture that are not reasonably likely to be material and adverse to Noteholders to comply with any law, rule or regulation enacted by the U.S. federal government or any other state thereof or non-U.S. government or any U.S. or non-U.S. regulatory agency that is applicable to the Issuers, Notes or the transactions contemplated herein (including the Dodd-Frank Act and commodity pool rules);

(viii) to change the day of the month on which reports are required to be delivered under the Indenture; provided that such change does not decrease the frequency with which such reports are required to be delivered; or

(ix) to make any modifications as necessary and appropriate to implement the issuance by the Issuers of Additional Notes ranking pari passu with the Initial Notes in accordance with the terms of Section 2.9.

(c) Supplemental Indentures With Consent of Noteholders. With the consent of the Majority of the Noteholders, when duly authorized, and the Trustee may, from time to time and at any time, enter into one or more supplemental indentures, which supplemental indenture(s) shall form a part hereof, for the purpose of adding any provisions to or changing in any manner or waiving compliance with or eliminating any of the provisions of this Indenture or consenting to an amendment or modification of the Constitutive Documents of any Issuer (to the extent required thereby); provided, however, that without the consent of each affected Noteholder, no such supplemental indenture shall:

(i) change the rate or change the time of payment of any interest on any of the Notes;

(ii) modify any provisions of this Indenture or the Notes with respect to the payment of the Notes;

(iii) permit the creation of any lien on the Collateral equal or prior to the Lien of this Indenture or deprive any of the Noteholders of a Lien on the Collateral;

(iv) change the percentage of principal amount of the Notes then outstanding required to approve or consent to any such supplemental indenture or to take action in respect of any other matter hereunder;

(v) amend or modify Section 5.1, Section 5.6, this Section 8.1 or the respective definitions of “Outstanding” or “Majority of Noteholders” in Article 1; or

(vi) amend or modify Article XI (other than solely as permitted by Section 8.1(b)(ix)); unless such amendment or modification could not be reasonably likely to be material and adverse to any Noteholder.

The Issuers will not directly or indirectly pay or cause to be paid any remuneration, whether by way of interest, fee or otherwise, or grant any security, to any Noteholder as consideration for or as an inducement to the consent by such Noteholder to any supplemental indenture unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Noteholder even if such Noteholder did not consent to such supplemental indenture or to such amendment or modification.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Issuers, shall deliver to the Noteholders and the Servicer a copy of any proposed supplemental indenture, together with an Officer’s Certificate as to whether the proposed amendments or modifications are material and adverse to the Noteholders. Notwithstanding such certification, the Noteholders may object to such determination. If any changes are made to such supplemental indenture other than to correct typographical errors or to adjust formatting, then at the cost of the Issuers, for so long as any Notes shall remain Outstanding, not later than 5 Business Days prior to the execution of such proposed supplemental indenture (provided that the execution of such proposed supplemental indenture shall not in any case occur earlier than the date 15 Business Days after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this paragraph), the Trustee shall deliver to the Servicer and the Noteholders a copy of such supplemental indenture as revised, indicating the changes that were made. Receipt of the consent of all Noteholders to a proposed supplemental indenture shall be deemed to be an express waiver of any notice period required pursuant to this Section 8.1 for purposes of executing such proposed supplemental indenture.

Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Issuers, shall deliver to the Holders of the Notes and the Servicer a copy of such supplemental indenture. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.2 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture or amendment to other Transaction Documents permitted by this Article VIII or the modifications thereby, the Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture or other amendment to a Transaction Document is authorized or permitted by this Indenture and the other Transaction Documents and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into (or consent to the entry into) any such supplemental indenture or other amendment to a Transaction Document which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.3 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.4 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuers shall, bear a notation in form approved by the Issuers as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.5 Effect on the Servicer.

Unless the Servicer has been given prior written notice of such amendment and has consented thereto in writing, no supplemental indenture may (1) affect the obligations or rights of the Servicer under this Indenture or the Servicing Agreement including modifying the restrictions on the acquisitions of Additional Participations (including the definition of “Participation”) or expanding or restricting the Servicer’s discretion, (2) affect the amount or priority of any fees or other amounts payable to the Servicer under the Servicing Agreement and this Indenture or (3) otherwise materially and adversely affect the Servicer.

ARTICLE IX.

REDEMPTION OF SECURITIES

Section 9.1 Optional Redemption.

The Issuers may, at their option, upon notice as provided below, redeem at any time all, or from time to time any part of, the Notes (such a redemption, an “Optional Redemption”), in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount (if any), determined for the Redemption Date with respect to such principal amount.

Section 9.2 Notice by the Issue of Optional Redemption or of Maturity.

The Issuers shall notify the Trustee and the Trustee shall forward the notice received by the Trustee of any Optional Redemption by overnight courier or by first-class mail, postage prepaid, mailed to each Noteholder at such Noteholder’s address in the Register or e-mailed to such Noteholder at such Noteholder’s e-mail address in the Register, in each case not less than 10 days prior and not more than 60 days prior to the applicable Redemption Date or Stated Maturity.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price plus accrued and unpaid interest for all or a portion of the Notes, as applicable; and

(c) the Notes that are being Paid in Full and that interest on such Notes shall cease to accrue on the date specified in the notice.

Such redemption notice shall be accompanied by a certificate of an Officer of each Issuer as to the estimated Make-Whole Amount (if any) due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to such redemption, the Issuers shall deliver, or cause the Trustee to deliver, to each Holder of any Note a certificate of an officer of each Issuer specifying the calculation of such Make-Whole Amount as of the Redemption Date.

Notice of redemption shall be given by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Section 9.3 Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid and not withdrawn, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the amounts therein specified, and from and after the Redemption Date (unless a default is made in the payment of any such amounts) such Notes shall cease to bear interest. In the case of each partial redemption of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption. If any Note called for Optional Redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the Default Rate for so long as the Note remains Outstanding.

Section 9.4 Make-Whole Amount.

The Issuers hereby promise to pay the Make-Whole Amount on any principal payment of the Notes hereunder made on or prior to May 9, 2023 pursuant to Section 9.1; provided that, no Make-Whole Amount shall apply or be determined pursuant to Section 11.1 as a result of any Partial Cash Trap Condition, Full Cash Trap Condition or Rapid Amortization Event, upon acceleration due to any Event of Default or otherwise or in connection with an Optional Redemption effected with funds from the Principal Reserve Account that were credited thereto as a result of any Partial Cash Trap Condition, Full Cash Trap Condition or the failure to meet the Asset Coverage Test. As used herein:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 9.1 (any such date of payment or deemed payment, a “Settlement Date”).

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest (including Additional Interest) thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to May 9, 2023, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

Section 9.5 Purchase of Notes.

The Issuers will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Indenture and the Notes or (b) pursuant to an offer to purchase made by the Issuers or an Affiliate pro rata to the holders of each Series of Notes having the same Stated Maturity and Interest Rate at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder of such Series with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than a Majority of the principal amount of such Notes then outstanding accept such offer, the Issuers shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of such Series of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten Business Days from its receipt of such notice to accept such offer. The Issuers will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Indenture and no Notes may be issued in substitution or exchange for any such Notes.

ARTICLE X.

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money.

Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect from the Servicer, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Intermediary on behalf of the Trustee shall segregate and hold all such money and property received by it in the Accounts for the benefit of the Holders of the Notes and shall apply it as directed by the Servicer and as provided in this Indenture. If a default occurs in the making of any payment or performance in connection with any Collateral, the Trustee, at the direction of the Majority of Noteholders, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it shall cause the Intermediary establishing such accounts to enter into an Account Agreement and, if the Intermediary is the Bank, shall cause the Bank to comply with the provisions of such Account Agreement. The Trustee may open such subaccounts of any such Account as it deems necessary or appropriate for convenience of administration.

Each Account shall be established and maintained (a) with a federal or state-chartered depository institution with a short-term rating of at least “A-1” by S&P (or a long-term rating of at least “A+” by S&P if such institution has no short-term rating) and if such institution’s short-term rating falls below “A-1” by S&P (or its long-term rating falls below “A+” by S&P if such institution has no short-term rating), the assets held in such Account shall be transferred within 60 calendar days to another institution that has a short-term rating of at least “A-1” by S&P (or which has a long-term rating of at least “A+” by S&P if such institution has no short-term rating) or (b) with respect to securities accounts, in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.

All investment or application of funds in accordance with Section 10.3 shall be made pursuant to an Issuer Order (which may be in the form of standing instructions) executed by an Authorized Officer of the Issuers or the Servicer on their behalf. The Issuers shall at all times direct the Trustee or the Intermediary, as applicable to, and, upon receipt of such Issuer Order (which may be in the form of standing instructions), the Trustee or the Intermediary shall, invest or cause the investment of, pending application in accordance with Section 10.3, all funds received into the U.S. Bank Accounts during a Collection Period (except when such funds shall be required to be disbursed hereunder), and amounts received in prior Collection Periods and retained in any of the U.S. Bank Accounts as so directed, in Eligible Investments. If, prior to the occurrence of an Event of Default, the Issuers shall not have given any such investment directions, the Trustee shall seek instructions from the Issuers within three Business Days after transfer of such funds to the applicable U.S. Bank Account. If the Trustee does not thereupon receive written instructions from the Issuers within five Business Days after transfer of such funds to such U.S. Bank Account, it shall invest and reinvest the funds held in such U.S. Bank Account, as fully as practicable, but only in one or more Eligible Investments maturing (as selected by the Servicer in a writing delivered to the Trustee) no later than the third Business Day prior to the next Interest Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Interest Payment Date. After the occurrence and during the continuance of an Event of Default, the Trustee shall invest and reinvest, or cause the investment or reinvestment of, such monies as fully as practicable in Eligible Investments (as selected by the Servicer in a writing delivered to the Trustee, which may be in the form of standing instructions) maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the third Business Day prior to the next Interest Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Interest Payment Date. In the absence of any direction from the Servicer the Trustee shall invest amounts on deposit in each U.S. Bank Account in Eligible Investments of the type described in clause (b)(ii) of the definition thereof. All interest and other income from such Eligible Investments shall be deposited into the applicable U.S. Bank Accounts, and any gain realized from such investments shall be credited to the applicable U.S. Bank Account, and any loss resulting from such investments shall be charged to the applicable U.S. Bank Account. Except as otherwise provided herein, the Trustee shall not in any way be held liable by reason of any insufficiency of funds in any U.S. Bank Account resulting from any loss relating to any such investment; and the Trustee shall not be under any obligation to invest any funds held hereunder except as otherwise expressly set forth herein.

Section 10.2 Collection Accounts.

(a) The Issuers have established at the Depositary four deposit accounts, (i) account number 758179985 designated as the “TPG I Collection Account”, (ii) account number 758180306 designated as the “TPG II Collection Account”, (iii) account number 758181403 designated as the “TPG III Collection Account” and (iv) account number 758286434 designated as the “TPG I-III Master Collection Account” (such account, together with the TPG I Collection Account, the TPG II Collection Account and the TPG III Collection Account, the “Collection Accounts”), each of which shall be held by the Depositary in accordance with the applicable Account Agreement. Each Collection Account shall be a “deposit account” (as defined in Section 9-102 of the UCC). Prior to the Closing Date, the Issuers will instruct each Purchaser (as defined in the Note Purchase Agreement) to deposit on the Closing Date the purchase price of the Notes it is purchasing on the Closing Date into the TPG I-III Master Collection Account. On the Closing Date, the Servicer on behalf of the Issuers shall apply funds from the TPG I-III Master Collection Account to (x) deposit the Initial Interest Reserve Amount into the Interest Reserve Account, (y) pay expenses of the Issuers incurred in connection with the establishment of the Issuers, the structuring and consummation of the offering and the issuance of the Notes and (z) distribute any remaining amounts pro rata to the Funding Companies as Advance Payments. Prior to the Series B Closing Date, the Issuers will instruct each Purchaser (as defined in the Series B Note Purchase Agreement) to deposit on the Series B Closing Date the purchase price of the Series B Notes it is purchasing on the Series B Closing Date into the TPG I-III Master Collection Account. On the Series B Closing Date, the Servicer on behalf of the Issuers shall apply funds from the TPG I-III Master Collection Account to (x) deposit the Additional Notes Reserve Amount into the Interest Reserve Account, (y) pay expenses of the Issuers incurred in connection with the structuring and consummation of the offering and issuance of the Series B Notes and (z) distribute any remaining amounts pro rata to the Funding Companies as Advance Payments.

(b) Each Issuer shall, from time to time, deposit all of its respective Collections into its corresponding Collection Account (unless simultaneously reinvested in Eligible Investments in accordance with Section 3.4). In addition, each Issuer may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such monies in its respective Collection Account as it deems, in its sole discretion, to be advisable. The Servicer on behalf of each Issuer shall determine which Collections are attributed to the Collateral and shall remain in the respective Collection Accounts and whether any Collections are made in error, are not attributable to Collateral or are otherwise required to be returned or disgorged to the respective Funding Company. No later than the second Business Day after the Determination Date preceding each Payment Date, the Servicer shall instruct the Depositary to transfer the remaining amounts on deposit in the TPG I Collection Account, the TPG II Collection Account and the TPG III Collection Account into the TPG I-III Master Collection Account.

(c)All property in the Collection Accounts, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Depositary in the Collection Account as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 10.2 and Section 11.1.

(d) Unless and until a Shifting Control Notice is delivered by the Trustee as defined in and in accordance with the applicable Account Agreement, the Depositary shall honor withdrawal, payment, transfer, or other instructions originated by the Servicer on behalf of an Issuer concerning the disposition of funds in each Collection Account, but on and after the effective time of a Shifting Control Notice, the Depositary shall only honor instructions originated by the Trustee concerning the disposition of funds in each Collection Account, without further consent from the Servicer or any Issuer and neither the Servicer nor any Issuer shall have the right or ability to access, withdraw or transfer funds from the Collection Accounts.

Section 10.3 Notes Payment Account, Principal Reserve Account and Interest Reserve Account.

(a) The Issuers have established at an Intermediary a segregated trust account, account number 277801000 designated as the “Notes Payment Account”, which shall be held by an Intermediary in accordance with an Account Agreement. The Notes Payment Account shall be a “securities account” (as defined in Section 8-501 of the UCC) and the Intermediary shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC). The Notes Payment Account shall be under the exclusive “control” (as defined in Article 9 of the UCC) of the Intermediary for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Notes Payment Account shall be held by the Intermediary for the benefit of the Secured Parties. On each Payment Date, the funds transferred to the Notes Payment Account from the TPG I-III Master Collection Account (and from the Principal Reserve Account or Interest Reserve Account, if applicable) in accordance with the Priority of Payments shall be applied by the Trustee to make payments to the Noteholders, pro rata, of the aggregate payments of principal and interest then due and owing in respect of the Notes and such Payment Date as set forth in the Interest Payment Date Report or Payment Date instructions. Amounts in the Notes Payment Account will be invested in overnight funds that are Eligible Investments in accordance with the written instructions of the Servicer (which may be in the form of standing instructions). At all times, the Notes Payment Account shall remain at an institution that satisfies the requirements of Section 10.1.

(b) The Issuers have established at an Intermediary a segregated trust account, account number 277801001 designated as the “Principal Reserve Account”, which shall be held by an Intermediary in accordance with an Account Agreement. The Principal Reserve Account shall be a “securities account” (as defined in Section 8-501 of the UCC) and the Intermediary shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC). The Principal Reserve Account shall be under the exclusive “control” (as defined in Article 9 of the UCC) of the Intermediary for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Principal Reserve Account shall be held by the Intermediary for the benefit of the Secured Parties. Funds on deposit in the Principal Reserve Account may be applied on any date to (i) effect an Optional Redemption or (ii) to make Advance Payments to the Funding Companies in accordance with the Sale and Contribution Agreements up to the Current Purchase Amount so long as no Event of Default has occurred and is continuing and no Rapid Amortization Event has occurred, irrespective of whether the Full Cash Trap Condition, the Partial Cash Trap Condition or the Asset Coverage Test is met on such date. On each Interest Payment Date or Redemption Date, (i) funds on deposit in the Principal Reserve Account shall be remitted to the Notes Payment Account at the written direction of the Servicer, on behalf of the Issuers, to make up any shortfall on such date in the funds available in the TPG I-III Master Collection Account in accordance with the Priority of Payments to pay amounts required under Section 11.1(a)(6)(C)first or Section 11.1(b)(3) (a “Principal Reserve Application Amount”) as set forth in the Interest Payment Date Report or Payment Date instructions and (ii) the balance of the Principal Reserve Account (the “Remaining Principal Reserve Amount”) not applied on an Interest Payment Date pursuant to clause (i) shall be applied on such Interest Payment Date in accordance with the Priority of Payments. On the Business Day prior to the Stated Maturity, funds on deposit in the Principal Reserve Account shall be remitted to the Notes Payment Account at the written direction of the Servicer, on behalf of the Issuers, to make up any shortfall on such date for payment of the Notes until Paid in Full and any funds in excess of such amounts shall be remitted to the TPG I-III Master Collection Account for application in accordance with Section 11.1. Amounts in the Principal Reserve Account will be invested in overnight funds that are Eligible Investments in accordance with the written instructions of the Servicer (which may be in the form of standing instructions). At all times, the Principal Reserve Account shall remain at an institution that satisfies the requirements of Section 10.1.

(c) The Issuers have established at an Intermediary a segregated trust account, account number 277801002 designated as the “Interest Reserve Account”, which shall be held by an Intermediary in accordance with an Account Agreement. The Interest Reserve Account shall be a “securities account” (as defined in Section 8-501 of the UCC) and the Intermediary shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC). The Interest Reserve Account shall be under the exclusive “control” (as defined in Article 9 of the UCC) of the Intermediary for the benefit of the Secured Parties. The Issuers shall cause to be deposited the Initial Interest Reserve Amount and any Additional Notes Interest Reserve Amount as required pursuant to Sections 3.2(d) and 2.9(b)(vii) to the Interest Reserve Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Interest Reserve Account shall be held by the Intermediary for the benefit of the Secured Parties. On each Interest Payment Date, the funds on deposit in the Interest Reserve Account shall be remitted to the Notes Payment Account by the Trustee at the written direction of the Servicer, on behalf of the Issuers, to make up any shortfall on such date in the funds available in the TPG I-III Master Collection Account in accordance with the Priority of Payments to pay amounts required under Section 11.1(a)(4) (an “Interest Reserve Application Amount”) as set forth in the Interest Payment Date Report. Amounts in the Interest Reserve Account will be invested in overnight funds that are Eligible Investments in accordance with the written instructions of the Servicer (which may be in the form of standing instructions). On the Business Day prior to the Stated Maturity, funds on deposit in the Interest Reserve Account shall be remitted to the Notes Payment Account at the written direction of the Servicer, on behalf of the Issuers, to make up any shortfall on such date for payment of the Notes until Paid in Full and any funds in excess of such amounts shall be remitted to the TPG I-III Master Collection Account for application in accordance with Section 11.1. At all times, the Interest Reserve Account shall remain at an institution that satisfies the requirements of Section 10.1.

Section 10.4 Accountings.

If the Trustee shall not have received any accounting provided for in this Section 10.4 on the first Business Day after the date on which such accounting is due to the Trustee, the Issuers shall cause such accounting to be made by the applicable Interest Payment Date, as the case may be.

(a) Intraperiod Reports. On each Business Day on which an Intraperiod Distribution is to be made, the Servicer on behalf of the Issuers shall compile, or cause to be compiled, a report (the “Intraperiod Report”) and then provide or make available such Intraperiod Report by electronic mail to the Trustee and the Noteholders, provided that an Intraperiod Report may be provided to any such party by posting such Intraperiod Report on the Trustee’s website and providing access thereto to such parties. Each Intraperiod Report shall be in the form of and contain the information set forth on Exhibit B-1 hereto, determined as of the close of business on the immediately preceding Business Day.

(b) Interest Payment Date Reports. Commencing with the first Interest Payment Date following the Closing Date, not later than the Determination Date preceding an Interest Payment Date, the Servicer on behalf of the Issuers shall compile, or cause to be compiled, a report (the “Interest Payment Date Report”) and the Servicer shall then provide or make available such Interest Payment Date Report by electronic mail to the Trustee and the Noteholders, provided that an Interest Payment Date

Report may be provided to any such party by posting such Interest Payment Date Report on the Trustee’s website and providing access thereto to such parties. The Interest Payment Date Report shall be in the form of and contain the information set forth on Exhibit B-2 hereto, determined as of the close of business on the immediately preceding Business Day.

(c) Payment Date Instructions. The Interest Payment Date Reports shall contain, and on any other Payment Date the Issuers shall provide, instructions to the Trustee to disburse from the Interest Reserve Account or Principal Reserve Account any relevant Interest Reserve Application Amount or Principal Reserve Application Amount pursuant to Sections 10.3(b) and (c).

(d) Distribution of Reports and Other Information. The Trustee will make the Intraperiod Reports and the Interest Payment Date Reports available via its internet website. To the extent that a Noteholder elects to receive email notifications upon registration with such website, a notification email shall be sent to such Noteholders upon the posting of any such information to the Trustee’s website. The Trustee’s internet website shall initially be www.usbank.com/abs, and assistance in using the website can be obtained by calling the Trustee’s customer service desk at 800-934-6802. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Intraperiod Reports and Interest Payment Date Reports which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. Any other reports, notices or other information delivered to it as Trustee hereunder or under any Transaction Document (including the Support Letters) may be posted to such website and shall be delivered to each Noteholder in accordance with Section 12.4 hereof.

ARTICLE XI.

APPLICATION OF MONIES

Section 11.1 Disbursements of Monies.

Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1, on each Payment Date, the Servicer on behalf of the Issuers shall direct the Depositary to disburse funds from the TPG I-III Master Collection Account, in accordance with the following priorities (collectively, the “Priority of Payments”), and direct the Trustee to transfer to the Notes Payment Account from the Interest Reserve Account any Interest Reserve Application Amount if applicable pursuant to 10.3(c) or Principal Reserve Application Amount or Remaining Principal Reserve Amount, if applicable, pursuant to Section 10.3(b):

(a) On each Interest Payment Date and the Stated Maturity, the Servicer shall cause such amounts in the TPG I-III Master Collection Account shall be applied as follows:

(1)to the payment of taxes of the Issuers, if any (including for distribution of any Permitted Tax Distributions to the Funding Companies), and any governmental fee, including all filing, registration and annual return fees payable by the Issuers;

(2) pro rata, to the payment of (i) the Trustee Fee and (ii) accrued and unpaid Administrative Expenses; provided that total payments pursuant to this subclause (2)(ii) with respect to (A) any Person other than the Trustee shall not exceed the amount set forth in clause (a) of the definition of Administrative Expense Cap and (B) the Trustee shall not exceed the amount set forth in clause (b) of the definition of Administrative Expense Cap unless an Event of Default has occurred and is continuing;

(3) to the payment to the Servicer of the current Servicing Fee in accordance with the terms of the Servicing Agreement, to the extent not waived by the Servicer;

(4) to the Notes Payment Account for payment of accrued and unpaid interest (excluding any Additional Interest) on the Notes, pro rata to each Series of Notes based on their respective outstanding principal amounts and Interest Rates;

(5) to deposit to the Interest Reserve Account, the amount necessary to cause the aggregate amount held therein to equal the Interest Reserve Amount at such time;

(6) (A) if no Event of Default has occurred and is continuing, the Full Cash Trap Condition is not met and no Rapid Amortization Event has occurred: first, to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (2) above, second,

(I) if the Partial Cash Trap Condition is not met, first, to make an Advance Payment to the Funding Companies in accordance with the Sale and Contribution Agreements and second, to the Issuers for distribution to the Funding Companies; provided that if the Asset Coverage Test is not met on the Determination Date or would not be met after giving effect to such Advanced Payments, the amount applied under this clause (I) shall not exceed the Current Purchase Amount and any additional amounts remaining in the Notes Payment Account after such application shall be credited to the Principal Reserve Account, or

(II) if the Partial Cash Trap Condition is met, then (x) half of available amounts first, to the Notes Payment Account for payment of the principal of the Notes (or, at the election of the Servicer, to the credit of the Principal Reserve Account) until Paid in Full, and second, to the Issuers for distribution to the Funding Companies, and (y) half of available amounts first, to make an Advance Payment to the Funding Companies in accordance with the Sale and Contribution Agreement and second, to the Issuers for distribution to the Funding Companies; provided that if the Asset Coverage Test is not met on the Determination Date or would not be met after giving effect to such Advanced Payments, the amount applied under this clause (II)(y) shall not exceed the Current Purchase Amount and any additional amounts remaining in the Notes Payment Account after such application shall be credited to the Principal Reserve Account; or

(B) if no Event of Default has occurred and is continuing and no Rapid Amortization Event has occurred but the Full Cash Trap Condition under clause (I) of the definition thereof is met and such Interest Payment Date is prior to June 20, 2028, then first, to the Notes Payment Account for payment of the principal of the Notes (or, at the election of the Servicer, to the credit of the Principal Reserve Account) until Paid in Full, second, to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (2) above, and third, to make an Advance Payment to the Funding Companies in accordance with the Sale and Contribution Agreements, and fourth, to the Issuers for distribution to the Funding Companies; or

(C) if an Event of Default has occurred and is continuing or a Rapid Amortization Event has occurred, then first, to the Notes Payment Account for payment of the principal of the Notes until Paid in Full (excluding Additional Interest), second, to the Notes Payment Account for payment pro rata of accrued and unpaid Additional Interest, third, to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (2) above, and fourth, to the Issuers for distribution to the Funding Companies;

(D) if no Event of Default has occurred and is continuing and no Rapid Amortization Event has occurred but the Full Cash Trap Condition under clause (II) of the definition thereof is met, then first, to the Notes Payment Account for payment of the principal of the Initial Notes (and any Additional Notes with the same Stated Maturity) until Paid in Full (excluding Additional Interest), second, to the Notes Payment Account for payment pro rata of accrued and unpaid Additional Interest due on the Initial Notes (and any Additional Notes with the same Stated Maturity), third, to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (2) above, and fourth, to the Issuers for distribution to the Funding Companies.

(b) On each Redemption Date, pursuant to the procedures described in Article IX, such amounts shall be applied as follows:

(1) to the payment of the amount referred to in Sections 11.1(a)(1), 11.1(a)(2) and 11.1(a)(3), in such order of priority;

(2) to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (1) above; and

(3) to the Notes Payment Account for payment of all or a portion of the Notes then Outstanding, as applicable, at the Redemption Price plus accrued and unpaid interest thereon (including Additional Interest), together with Make-Whole Amount, if any.

If on any Interest Payment Date the amount available in the TPG I-III Master Collection Account from amounts received in the related Collection Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuers pursuant to Section 10.4(b), the Servicer shall instruct the Depositary to make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above to the extent funds are available therefor.

Section 11.2 Intraperiod Distributions.

If neither the Partial Cash Trap Condition nor the Full Cash Trap Condition was met on the prior Interest Payment Date, no Event of Default has occurred and is continuing and no Rapid Amortization Event has occurred, the Servicer on behalf of the Issuers may instruct release from the applicable Collection Account to the Funding Companies, as Advance Payments under the Sale and Contribution Agreement, an amount equal to the excess of (i) the cash proceeds of Collateral received into the TPG I Collection Account, TPG II Collection Account and TPG III Collection Account during the current Collection Period (less any prior Intraperiod Distributions for such Collection Period) over (ii) the total daily accrual during such Collection Period (other than in respect of any Servicing Fee for such period that has been waived) of amounts payable under clauses (1) through (4) of the Priority of Payments; provided that if the Asset Coverage Test is not met on such date or would not be met after giving effect to such Advanced Payments, such Intraperiod Distribution shall not exceed the Current Purchase Amount (any such payment an “Intraperiod Distribution”).

ARTICLE XII.

MISCELLANEOUS

Section 12.1 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate of an Authorized Officer of the Issuers or the Servicer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuers or the Servicer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, the Issuers, the Servicer or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuers, the Servicer or such other Person, unless such Authorized Officer of the Issuers or the Servicer or such counsel knows that the certificate or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Officer of the Issuers or the Servicer, stating that the information with respect to such matters is in the possession of the Issuer or the Servicer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuers, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuers’ rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 12.2 Acts of the Noteholders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 12.2. The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient. The principal amount, notional amount and registered numbers of the Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any

Notes shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.3 Notices.

Except as otherwise expressly provided herein, any request, demand, authorization, direction, instruction, notice, consent, waiver or Act of the Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by first class mail, hand delivered, sent by overnight courier service guaranteeing next day delivery, by telecopy or by e-mail in legible form at the addresses set forth on Schedule A.

Section 12.4 Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of the Notes of any event, (a) such notice shall be sufficiently given to Holders of the Notes if in writing and (i) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (ii) by registered or certified mail with return receipt requested (postage prepaid), (iii) by a nationally or internationally recognized overnight delivery service (charges prepaid) or (iv) by e-mail if such e-mail is received by the intended recipient thereof; and (b) sent to (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address or e-mail address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Issuers and the Trustee in writing and (ii) if to any other holder of any Note, to such holder at such address or e-mail address as such other holder shall have specified to the Issuers and Trustee in writing. Such notices will be deemed to have been given when received. The Trustee will deliver to the Holders of the Notes any notice requested to be so delivered by such Holder (at the expense of Issuers); provided that the Trustee may decline to deliver any such notice that it reasonably determines is contrary to any terms of this Indenture or any duty or obligation it may have, or that may expose it to liability or that may be contrary to law. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 12.5 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.6 Successors and Assigns.

All covenants and agreements in this Indenture by an Issuer shall bind its successors and assigns, whether so expressed or not.

Section 12.7 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.8 Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person other than the parties hereto and the Noteholders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.9 Governing Law.

This Indenture and each Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 12.10 Submission to Jurisdiction; Service of Process.

Each Issuer and the Trustee irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, Each Issuer and the Trustee irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Issuer and the Trustee agree, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in this Section 12.10 brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment. Each Issuer consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in this Section 12.10 by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Schedule A. Each Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. Nothing in this Section 12.10 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 12.11 Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 12.12 Confidential Information.

(a) For the purposes of this Section 12.12(a), “Confidential Information” means information delivered to any Noteholder by or on behalf of an Issuer (or by the Trustee) prior to the Closing Date or from time to time after the Closing Date in connection with the transactions contemplated by or otherwise pursuant to this Indenture that either (i) constitutes Financial and Other Information or (ii) is otherwise proprietary in nature and clearly marked or labeled or otherwise adequately identified when received by such Noteholder as being confidential information of any Issuer or its Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to such Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any Person acting on such Noteholder’s behalf or (c) otherwise becomes known to such Noteholder other than through disclosure by the an Issuer. Each Noteholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Noteholder in good faith to protect confidential information of third parties delivered to such Noteholder, provided that such Noteholder may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and such persons are subject to a duty to hold confidential the Confidential Information substantially in accordance with this Section 12.12(a)), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 12.12(a), (iii) any other holder of any Note, (iv) any Institutional Investor (as defined in the Note Purchase Agreement) to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 12.12(a)), (v) any Person from which it offers to purchase any security of an Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 12.12(a)), (vi) any federal or state regulatory authority having jurisdiction over such Noteholder, (vii) the National Association of Insurance Commissioners or the Securities Valuation Office of the National Association of Insurance Commissioners or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Noteholder ‘s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary to (w) effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Noteholder is a party or (z) if any Event of Default has occurred and is continuing, to the extent such Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Noteholder’s Notes or this Indenture. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12.12(a) as though it were a party to this Indenture. On reasonable request by an Issuer in connection with the delivery to any Noteholder of information required to be delivered to such Noteholder under this Agreement or requested by such Noteholder (other than a Noteholder that is a party to this Indenture or its nominee), such Noteholder will enter into an agreement with such Issuer embodying this Section 12.12(a).

In the event that as a condition to receiving access to information relating to an Issuer in connection with the transactions contemplated by or otherwise pursuant to this Indenture, any Noteholder is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 12.12(a), this Section 12.12(a) shall not be amended thereby and, as between such Noteholder and the Issuers, this Section 12.12(a) shall supersede any such other confidentiality undertaking.

(b) The Issuers acknowledge and agree with each GP Entity that any non-public, partnership or otherwise confidential information (as determined under each Underlying Partnership LPA) disclosed to them with respect to any Underlying Partnership (“LPA Confidential Information”), is made in confidence, for the purposes set out in each Underlying Partnership LPA and shall be kept in confidence. Furthermore, the Issuers and the Trustee hereby agree with each GP Entity that they shall be bound by limitations on the use and disclosure of the LPA Confidential Information on the terms set forth on Schedule C hereto; provided that the Issuers shall be responsible in making available any LPA Confidential Information to the Trustee for (i) expressly identifying it as such, and (ii) informing the Trustee as to any other terms and conditions referenced in Schedule C (including any relevant defined terms under the Underlying Partnership LPA) that are relevant to the Trustee’s obligations under this Section 12.12(b) ((i) and (ii), “Confidentiality Terms”) and the Trustee shall be obligated under this Section 12.12(b) solely to the extent it has been fully informed by the Issuers of such Confidentiality Terms in connection with the Issuer’s providing the relevant LPA Confidential Information, and shall have no liability where acting in reliance on Confidentiality Terms as provided by the Issuers. This Section 12.12(b) shall, to the maximum extent permitted by law and notwithstanding any other provision of this Indenture, bind the aforementioned parties with effect from the earlier of (i) the date of this Indenture and (ii) the moment immediately prior to the disclosure of any LPA Confidential Information to the applicable party to this Indenture. Each party hereto also hereby acknowledges that each GP Entity shall be a third-party beneficiary of this Indenture, entitled to enforce this Section 12.12(b) as if a party hereto. Capitalized terms used in this Section 12.12(b) but not otherwise defined in this Indenture have the respective meanings specified in the relevant Master Transfer Agreement. No party hereto shall have any liability for any mismatch of the terms set forth on Schedule C and the applicable Underlying Partnership LPA.

ARTICLE XIII.

JOINT AND SEVERAL LIABILITY

Section 13.1 Joint and Several Liability

Each of the Issuers is accepting joint and several liability with respect to the Notes and all other Secured Obligations in consideration of the financial accommodation to be provided by the Purchasers under this Indenture and the other Transaction Documents, for the mutual benefit, directly and indirectly, of each of the Issuers and in consideration of the undertakings of each of the Issuers to accept joint and several liability for the obligations of each of them, regardless of which Issuer actually receives the benefit of such Note or other Secured Obligations or the manner in which the Noteholders account for such Notes or other Secured Obligations on their books and records. Each Issuer’s obligations with respect to the Notes issued by it, and each Issuer’s obligations arising as a result of the joint and several liability of such Issuer hereunder, with respect to the Notes of the other Issuer hereunder, shall be separate and distinct obligations (without duplication), but all such obligations shall be primary obligations of each Issuer.

Each Issuer’s obligations arising as a result of the joint and several liability of such Issuer hereunder with respect to the Secured Obligations in respect of the other Issuer hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability or subordination of such Secured Obligations of the other Issuer, (ii) the absence of any attempt to collect such Secured Obligations from the other Issuer, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Trustee or the Noteholders with respect to such Secured Obligations of the other Issuer, or any part thereof, or any other agreement now or hereafter executed by the other Issuer and delivered to the Trustee or the Noteholders, (iv) the failure by the Trustee or the Noteholders to take any steps to perfect and maintain their security interest in, or to preserve their rights to, any security or collateral for such Secured Obligations of the other Issuer or (v) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Issuer (other than the occurrence of the Stated Maturity and the irrevocable payment in full of the Secured Obligations). With respect to each Issuer’s obligations arising as a result of the joint and several liability of such Issuer hereunder with respect to the Notes and other Secured Obligations of the other Issuer hereunder, such Issuer waives, until the Stated Maturity and the irrevocable payment in full of the Secured Obligations, any right to enforce any right of subrogation or any remedy which the Trustee or any Purchaser now has or may hereafter have against such Issuer, any endorser or any guarantor of all or any part of such Secured Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Trustee or any Noteholder to secure payment of such Secured Obligations or any other liability of the Issuers to the Trustee or the Noteholders.

Upon the occurrence and during the continuation of any Event of Default, the Noteholders may proceed directly and at once, without notice except as expressly provided in Sections 5.1, against either Issuer to collect and recover the full amount, or any portion of, the Secured Obligations, without first proceeding against the other Issuer or any other Person, or against any security or collateral for such Secured Obligations. Each Issuer consents and agrees that the Noteholders shall be under no obligation to marshal any assets in favor of any Issuer or against or in payment of any or all of such Secured Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Transaction Documents, the obligations of the Issuers hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable fraudulent conveyance, fraudulent preference, or fraudulent transfer law or similar law of any state, nation or other governmental unit.

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IN WITNESS WHEREOF, we have set our hands as of the date first written above.

TPG HOLDINGS I FINANCECO, L.P., as Issuer

By:	TPG HOLDINGS I FINANCECO GP, LLC, its general partner

By:
Name:
Title:

TPG HOLDINGS II FINANCECO, L.P., as Issuer

By:	TPG HOLDINGS II FINANCECO GP, LLC, its general partner

By:
Name:
Title:

TPG HOLDINGS III FINANCECO, L.P., as Issuer

By:	TPG HOLDINGS III FINANCECO GP, LLC, its general partner

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Schedule A

Notice Information

(a)	To the Trustee:

for Note transfer and exchange purposes:

111 Fillmore Avenue

St. Paul, Minnesota 5510,

Attention: Bondholder Services – TPG Holdings

for all other purposes:

60 Livingston Avenue, EP-MN-WS3D

St. Paul, Minnesota 55107

Attention: GSF – TPG Holdings

Telephone Number: (651) 466-5045

or at any other address thereafter furnished in writing by the Trustee.

(b)	To the Issuers:

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Office of General Counsel

Telephone Number: (817) 871-4000

Facsimile Number : (817) 871-4001

Email: officeofgeneralcounsel@tpg.com

or at any other address thereafter furnished in writing by the Issuer.

(d)	To the Servicer:

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Office of General Counsel

Telephone Number: (817) 871-4000

Facsimile Number : (817) 871-4001

Email: officeofgeneralcounsel@tpg.com

or at any other address thereafter furnished in writing by the Servicer.

Schedule B

Permitted Transferee List

Each of the following entities and any insurance companies within the family of an entity listed below which are U.S Persons or Canadian Persons.

1.	Advantus Capital Management, Inc.
2.	American International Group, Inc.
3.	Aegon N.V.
4.	AIMCO
5.	Allianz Life Insurance Company of North America
6.	American Equity Investment Life Insurance Company
7.	American International Group, Inc.
8.	Ameritas Life Insurance Corp.
9.	American United Life Insurance Company
10.	Barings LLC
11.	Cigna Corporation
12.	Cigna Investments, Inc.
13.	Constitution Life Insurance Company
14.	Country Life Insurance Company
15.	Credit Union National Association
16.	Genworth Financial Inc.
17.	Hartford Investment Management Company
18.	Independence Life and Annuity Company
19.	John Hancock Financial Services
20.	Macquarie Investment Management Advisors
21.	Manulife Financial
22.	Metropolitan Life Insurance Company
23.	Metropolitan Tower Life Insurance Company
24.	Modern Woodmen of America
25.	Mutual of Omaha Insurance Company
26.	Mutual Trust Life Insurance Company
27.	National Life Insurance Company
28.	Nationwide Mutual Insurance Company
29.	Nationwide Life Insurance Company
30.	New York Life Insurance Company
31.	Nuveen, LLC
32.	Nuveen Alternatives Advisors LLC
33.	Ohio National Life Assurance Corporation
34.	OneAmerica Financial Partners, Inc.
35.	Pacific Life Insurance Company
36.	Pan-American International Insurance Company
37.	Pan-American Life Insurance Company
38.	PHL Variable Insurance Company
39.	Phoenix Life Insurance Company
40.	Pioneer Mutual Life Insurance Company
41.	Primerica Life Insurance Company
42.	Principal Financial Services, Inc.
43.	Professional Insurance Company
44.	Prudential Financial, Inc

45.	The Prudential Insurance Company of America
46.	Southern Farm Bureau Life Insurance Company
47.	State Farm Life Insurance Company
48.	Sun Life Assurance Company of Canada
49.	Sun Life Financial Inc.
50.	Sun Life and Health Insurance Company (U.S.)
51.	Sun Life Financial (U.S.) Reinsurance Company
52.	Sun Life Financial (U.S.) Reinsurance Company II
53.	Sun Life Insurance (Canada) Limited
54.	Teachers Insurance and Annuity Association of America
55.	The Guardian Life Insurance Company of America
56.	The Northwestern Mutual Life Insurance Company
57.	The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account
58.	The Ohio National Life Insurance Company
59.	The Principal Financial Group
60.	The State Life Insurance Company
61.	Thrivent Financial
62.	Thrivent Financial for Lutherans
63.	United of Omaha Life Insurance Company
64.	United Services Automobile Association
65.	Unum Group
66.	Unum Life Insurance Company of America
67.	Voya Financial
68.	Voya Investment Management LLC
69.	EquiTrust Life Insurance Company

Schedule C

Exhibit A-1

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE ISSUER HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT TO A U.S. PERSON OR CANADIAN PERSON WHO (I) IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (II) IS A QUALIFIED PURCHASER AS DEFINED IN THE 1940 ACT AND REGULATIONS THEREUNDER AND (III) UNLESS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, AN ELIGIBLE TRANSFEREE, EACH AS DEFINED IN THE INDENTURE REFERRED TO BELOW, IN EACH CASE IN A PRINCIPAL AMOUNT OF NOT LESS THAN (1) WITH RESPECT TO THE INITIAL NOTES AND TRANSFERS OF SUCH NOTES, $1,000,000 OR IF SUCH INITIAL NOTES ARE ISSUED IN DENOMINATIONS OF $5,000,000 OR GREATER ON THE CLOSING DATE, THEN WITH RESPECT TO TRANSFERS OF SUCH NOTES, $5,000,000 AND (2) WITH RESPECT TO ANY ADDITIONAL NOTES, IN AUTHORIZED DENOMINATIONS OF $5,000,000 AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO MANDATORY SALE BY ANY HOLDER TO WHOM THIS NOTE MAY BE TRANSFERRED IN VIOLATION OF THE FOREGOING RESTRICTIONS.

TPG HOLDINGS I FINANCECO, L.P.

TPG HOLDINGS II FINANCECO, L.P.

TPG HOLDINGS III FINANCECO, L.P.

5.33% SERIES A SENIOR NOTE DUE 2038

No. [_____]	May 9, 2018
$[_______]	PPN[______________]

FOR VALUE RECEIVED, the undersigned, TPG HOLDINGS I FINANCECO, L.P., a limited partnership organized and existing under the laws of the State of Delaware, TPG HOLDINGS II FINANCECO, L.P., a limited partnership organized and existing under the laws of the State of Delaware and TPG HOLDINGS III FINANCECO, L.P., a limited partnership organized and existing under the laws of the State of Delaware (collectively, the “Issuers”), hereby jointly and severally promise to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on June 20, 2038, with interest (computed on the basis of a 360-day year of twelve 30-day months), after as well as before judgment, at a rate per annum equal to (a) 5.33% plus (b) after the Reinvestment Period, 4.0% (such additional 4.0% interest accruing after the Reinvestment Period, the “Additional Interest”), which interest shall be due and payable by the Issuers on each Payment Date. During the continuance of an Event of Default, the unpaid principal amount of this Note and overdue interest (excluding Additional Interest) and any Make-Whole Amount shall bear interest at a rate per annum equal to the Default Rate, which interest shall be due and payable in accordance with Section 11.1 of the Indenture.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Corporate Trust Office of U.S. Bank National Association or at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Indenture referred to below.

This Note is one of a Series of senior notes (herein called the “Notes”) issued pursuant to the Indenture, dated May 9, 2018 (as from time to time amended, the “Indenture”), between the Issuers and U.S. Bank National Association, as Trustee (the “Trustee”) to which the Indenture and all instruments supplemental thereto reference is hereby made for a description of the property thereby pledged, the nature and extent of the security, the rights and benefits to which the registered holder hereof shall be entitled and the terms and conditions upon which the Notes are and are to be authenticated and delivered.

Reference is made to the Note Purchase Agreement, dated as of May 9, 2018 (the “Note Purchase Agreement”), between the Issuers and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement or the Indenture.

This Note is a registered Note and, as provided in the Indenture, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers and the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers and the Trustee will not be affected by any notice to the contrary.

This Note is subject to Optional Redemption, in whole or from time to time in part, at the times and on the terms specified in the Indenture, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.

This Note shall be construed and enforced in accordance with, and the rights of the Issuers and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

TPG HOLDINGS I FINANCECO, L.P., as Issuer

By:	TPG HOLDINGS I FINANCECO GP, LLC, its general partner

By:
Name:
Title:

TPG HOLDINGS II FINANCECO, L.P., as Issuer

By:	TPG HOLDINGS II FINANCECO GP, LLC, its general partner

By:
Name:
Title:

TPG HOLDINGS III FINANCECO, L.P., as Issuer

By:	TPG HOLDINGS III FINANCECO GP, LLC, its general partner

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:

Authorized Signatory

Dated:

Exhibit A-2

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE ISSUER HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT TO A U.S. PERSON OR CANADIAN PERSON WHO (I) IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (II) IS A QUALIFIED PURCHASER AS DEFINED IN THE 1940 ACT AND REGULATIONS THEREUNDER AND (III) UNLESS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, AN ELIGIBLE TRANSFEREE, EACH AS DEFINED IN THE INDENTURE REFERRED TO BELOW, IN EACH CASE IN A PRINCIPAL AMOUNT OF NOT LESS THAN (1) WITH RESPECT TO THE INITIAL NOTES AND TRANSFERS OF SUCH NOTES, $1,000,000 OR IF SUCH INITIAL NOTES ARE ISSUED IN DENOMINATIONS OF $5,000,000 OR GREATER ON THE CLOSING DATE, THEN WITH RESPECT TO TRANSFERS OF SUCH NOTES, $5,000,000 AND (2) WITH RESPECT TO ANY ADDITIONAL NOTES, IN AUTHORIZED DENOMINATIONS OF $1,000,000 AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO MANDATORY SALE BY ANY HOLDER TO WHOM THIS NOTE MAY BE TRANSFERRED IN VIOLATION OF THE FOREGOING RESTRICTIONS.

TPG HOLDINGS I FINANCECO, L.P.

TPG HOLDINGS II FINANCECO, L.P.

TPG HOLDINGS III FINANCECO, L.P.

4.75% SERIES B SENIOR NOTE DUE 2038

No. [_____]	October 1, 2019
$[_______]	PPN[______________]

FOR VALUE RECEIVED, the undersigned, TPG HOLDINGS I FINANCECO, L.P., a limited partnership organized and existing under the laws of the State of Delaware, TPG HOLDINGS II FINANCECO, L.P., a limited partnership organized and existing under the laws of the State of Delaware and TPG HOLDINGS III FINANCECO, L.P., a limited partnership organized and existing under the laws of the State of Delaware (collectively, the “Issuers”), hereby jointly and severally promise to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on June 20, 2038, with interest (computed on the basis of a 360-day year of twelve 30-day months), after as well as before judgment, at a rate per annum equal to (a) 4.75% plus (b) after the Reinvestment Period, 4.0% (such additional 4.0% interest accruing after the Reinvestment Period, the “Additional Interest”), which interest shall be due and payable by the Issuers on each Payment Date. During the continuance of an Event of Default, the unpaid principal amount of this Note and overdue interest (excluding Additional Interest) and any Make-Whole Amount shall bear interest at a rate per annum equal to the Default Rate, which interest shall be due and payable in accordance with Section 11.1 of the Indenture.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Corporate Trust Office of U.S. Bank National Association or at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Indenture referred to below.

This Note is one of a Series of senior notes (herein called the “Notes”) issued pursuant to the Indenture, dated May 9, 2018 (as from time to time amended, the “Indenture”), between the Issuers and U.S. Bank National Association, as Trustee (the “Trustee”) to which the Indenture and all instruments supplemental thereto reference is hereby made for a description of the property thereby pledged, the nature and extent of the security, the rights and benefits to which the registered holder hereof shall be entitled and the terms and conditions upon which the Notes are and are to be authenticated and delivered.

Reference is made to the Note Purchase Agreement, dated as of October 1, 2019 (the “Note Purchase Agreement”), between the Issuers and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement or the Indenture.

This Note is a registered Note and, as provided in the Indenture, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers and the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers and the Trustee will not be affected by any notice to the contrary.

This Note is subject to Optional Redemption, in whole or from time to time in part, at the times and on the terms specified in the Indenture, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.

This Note shall be construed and enforced in accordance with, and the rights of the Issuers and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

TPG HOLDINGS I FINANCECO, L.P., as Issuer

By:	TPG HOLDINGS I FINANCECO GP, LLC,
its general partner

By:
Name:
Title:

TPG HOLDINGS II FINANCECO, L.P., as Issuer

By:	TPG HOLDINGS II FINANCECO GP, LLC,
its general partner

By:
Name:
Title:

TPG HOLDINGS III FINANCECO, L.P., as Issuer

By:	TPG HOLDINGS III FINANCECO GP, LLC,
its general partner

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

Dated:

Exhibit B-1

Form of Intraperiod Report

[to be attached]

Exhibit B-2

Form of Interest Payment Date Report

[to be attached]

Exhibit C

Form of Account Agreement

[to be attached]